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Exhibit 2

DATED 14 JULY 2003

(1)    SEA CONTAINERS PORTS AND FERRIES LTD
(2)    WINDWOOD LIMITED
(3)    SEA CONTAINERS LTD

AGREEMENT
FOR THE SALE AND PURCHASE OF ALL THE
SHARES IN SEA CONTAINERS ISLE OF MAN
LIMITED

REFERENCE
MJD/SGS/1000856

[RICHARDS BUTLER LETTERHEAD]

CONTENTS

CLAUSES
1	INTERPRETATION	3
2	CONDITIONS	9
3	SALE OF THE SHARES	9
4	CONSIDERATION	10
5	COMPLETION	11
6	POST-COMPLETION OBLIGATIONS	11
7	WARRANTIES AND COVENANTS	14
8	PURCHASER'S WARRANTIES	17
9	EMPLOYMENT	18
10	GUARANTEE	18
11	PENSIONS	20
12	INSURANCE	22
13	NOTICES	22
14	VENDOR'S COVENANTS	23
15	NIC INDEMNITY	24
16	FUEL	24
17	GENERAL	25
SCHEDULES
SCHEDULE 1		27
	THE COMPANY	27
SCHEDULE 2		28
	THE COMPANY'S SUBSIDIARY UNDERTAKINGS	28
SCHEDULE 3		37
	THE REAL PROPERTY	37
SCHEDULE 4		39
	PART 1—THE INTELLECTUAL PROPERTY	39
	PART 2—INTRA-GROUP TRADE MARK LICENCES	39
	PART 3—THE IT CONTRACTS	40
SCHEDULE 5		42
	THE WARRANTIES	42
	PART 1—GENERAL	42
	PART 2—THE REAL PROPERTY	49
	PART 3—TAX	50
	PART 4—INTELLECTUAL PROPERTY	52
	PART 5—ENVIRONMENTAL	53
	PART 6—SHIPPING	53
	PART 7—LIVERPOOL-DUBLIN BUSINESS	55
	PART 8—VENDOR'S GROUP SERVICES	57
SCHEDULE 6		58
	LIMITATIONS TO THE WARRANTIES	58
SCHEDULE 7		62
	PENSIONS	62
SCHEDULE 8		68
	ADJUSTMENT OF CONSIDERATION	68
	PART 1—PREPARATION OF THE BALANCE SHEET AND WORKING CAPITAL STATEMENT	68

APPENDIX

DATA ROOM INDEX

AGREED FORM DOCUMENTS

TAX DEED
REGISTERED TRADE MARK LICENCE
UNREGISTERED TRADE MARK LICENCE
IPR ASSIGNMENT
NEW MANAGEMENT SERVICES AGREEMENT
TERMINATION AGREEMENT
SET-OFF DEED
BUSINESS TRANSFER AGREEMENT
SUPERSEACAT II CHARTERPARTY AND ADDENDUM
SEACAT DANMARK CHARTERPARTY AND ADDENDUM
SEACAT ISLE OF MAN CHARTERPARTY AND ADDENDUM

AGREEMENT dated 14 July 2003

BETWEEN:

        (1)   Sea Containers Ports and Ferries Ltd, a company registered in Bermuda under number EC21715 ("the Vendor");

        (2)   Windwood Limited, a company registered in the Isle of Man under number 108297C ("the Purchaser"); and

        (3)   Sea Containers Ltd, a company registered in Bermuda under number EC3631 ("the Guarantor").

1      INTERPRETATION

        1.1   In this Agreement, unless the context otherwise requires—

        "the Accounting Date" means 31 December 2002;

        "the Accounts" means the audited consolidated annual accounts of the Company and its subsidiary undertakings (excluding Manx Sea Transport Guernsey Limited) for the financial year ended on the Accounting Date (including the notes), together with the reports and other documents annexed or attached to them copies of which are at document 2.1 of the Data Room Index and, in relation to Manx Sea Transport Guernsey Limited, the audited annual accounts of that company for the financial year ended on the Accounting Date (including the notes) together with the reports and other documents annexed or attached to them copies of which are at document 2.18A of the Data Room Index;

        "Available Working Capital of the Group" shall mean the consolidated working capital of the Group (including, for the avoidance of doubt, the Liverpool-Dublin Business) as at 11.59 pm on 1 July 2003 as set out in the Working Capital Statement;

        "Balance Sheet" means the consolidated balance sheet of the Group (including, for the avoidance of doubt, the Liverpool-Dublin Business) as at 11:59 pm on 1 July 2003 prepared in accordance with Schedule 8;

        "Ben-my-Chree" means m.v. "BEN-MY-CHREE" registered under Isle of Man flag with Official Number 730488;

        "Business Day" means a day, except a Saturday or a Sunday, on which banks in the City of London are generally open for business;

        "Business Transfer Agreement" means the agreement in agreed form between inter alia, Hoverspeed and Fairview transferring the Liverpool-Dublin Business to be entered into in accordance with the Escrow Deed;

        "Cash" means cash in hand or credited to any account with any banking, financial, acceptance, credit, lending or other similar institution or organisation including all interest accrued thereon, as set out in the accounting records of the relevant Group Company;

        "Cash and Intra-Group Financing" means the consolidated Cash and Net Intra-Group Financing of the Group as at 11.59 pm on 1 July 2003 as set out in the Balance Sheet;

        "the Certificates" means the certificates of title in the form disclosed prior to the date of this Agreement relating to each of the Real Properties except the Real Properties numbered 8 and 9 in Schedule 3;

        "Chartered-in Vessels" means SuperSeaCat Two and SeaCat Isle of Man;

        "the Companies Act" means the English Companies Act 1985;

        "the Company" means Sea Containers Isle of Man Limited, particulars of which are set out in Schedule 1;

        "Competent Authority" means any national or supra-national court, the European Commission and any governmental or local authority or other body exercising powers pursuant to any Act of Tynwald, Act of Parliament or Royal Charter;

        "Completion" means the completion of the sale and purchase of the Shares in accordance with the provisions of clause 5;

        "Computer Systems" means all material computer, electronic and electronic control systems used by any Group Company in processing, storing or transmitting data or instructions, including all hardware and software components of such systems;

        "Consideration" means the total amount of consideration payable for the sale of the Shares under this Agreement after any adjustment in accordance with Schedule 8;

        "Databases" means collections of data in machine readable form relating to the business of each Group Company including databases relating to customers, suppliers and employees;

        "Data Room Index" means the index appended to this Agreement of documents made available to the Purchaser, copies of which documents have been initialled by the Purchaser's Solicitors and the Vendor's Solicitors for identification;

        "the Disclosure Letter" means a letter of the same date as this Agreement addressed from the Vendor to the Purchaser for the purpose of clause 7.2 and includes any document which is attached to it including for the avoidance of doubt all documents listed in the Data Room Index;

        "Environment" means all or any of the following media, alone or in combination, the air (including air within buildings and the air within any other natural or man made structures above or below ground), water (including water under or within and or in pipes or sewerage systems), soil and land and any ecological systems and living organisms supported and/or affected by those media including man;

        "Environmental Authority" means any person having regulatory authority under Environmental Laws and/or a court of law or tribunal;

        "Environmental Laws" means all Legislation in the form in force in the relevant jurisdiction concerning—

  (a)
  pollution of, damage to or protection of the Environment and/or the provision of remedies in respect of or compensation for damage or harm to the Environment; and/or

  (b)
  emissions, discharges, releases or escapes into the Environment of Hazardous Substances or the production, processing, management, treatment, storage, transport, handling or disposal of Hazardous Substances; and/or

  (c)
  health and safety of employees and members of the public whether at sea or on land,

but excluding law relating to town and country planning;

        "Environmental Permits" means any licence, permission, approval, authorisation, notification, waiver, order or exemption which is required, issued or granted under Environmental Laws in connection with the businesses operated by the Group Companies on or before the date of this Agreement;

        "Escrow Agent" means The Law Debenture Trust Corporation P.L.C. of Fifth Floor, 100 Wood Street, London EC2V 7EX;

        "Escrow Deed" means the escrow deed between the Escrow Agent, the Purchaser, the Vendor, the Trustee, The Bank of New York (New York Branch) The Bank of New York (Luxembourg S.A. Branch), Citicorp Trustee Company Limited, Steam Packet Finance plc, the Guarantor, the Company, Steam Packet Holdings, Steam Packet, Hoverspeed, Magic Holidays Limited, Fairview, the Governor and Company of the Bank of Scotland, the Governor and Company of the Bank of Scotland and Montagu Private Equity Limited to be entered into upon the signing of this Agreement;

        "the Existing Shares" means the 2 ordinary shares of £1 each in the Company in issue at the date of this Agreement;

        "Fairview" means Fairview Limited, a company registered in the Isle of Man under number 108295C;

        "Group Company" means each member of the group of companies consisting of the Company and each of its subsidiary undertakings, particulars of which are set out in Schedule 2 and including for the avoidance of doubt, Fairview except for the purposes of the Warranties and the Tax Deed; and "Group" shall be construed accordingly;

        "Hazardous Substances" means any pollutant, contaminant or other substance which is capable of causing harm or damage to the Environment;

        "Hoverspeed" means Hoverspeed (1981) Limited, a company registered in England under number 01572431;

        "the Intellectual Property" means patents, trade and service marks, trade names, domain names, design rights, copyright, moral rights, database rights and trade secrets, in all cases whether or not registered or registrable and including registrations and applications for registration, as are owned or used by each Group Company and which are listed in Part 1 of Schedule 4, (such list consisting of trade marks and domain names), together with all rights of any Group Company under the Intra-Group Trade Mark Licences and the IT Contracts;

        "the Interest Rate" means the interest rate of two per cent per annum over the base rate of Lloyds TSB Bank Plc from time to time in force calculated on a daily basis;

        "Intra-Group Trading Indebtedness" means all debts outstanding between the Group and the Vendor's Group (excluding the Liverpool-Dublin Business) at 11.59 pm on 1 July 2003 in respect of intra-group trading activities for which amounts are due under the Management Services Agreement but excluding interest;

        "the Intra-Group Trade Mark Licences" means the licences (including the informal licences with Members of the Vendor's Group), agreements and arrangements listed in Part 2 of Schedule 4 under which any Group Company uses or has the right to use any of the Intellectual Property;

        "the IPR Assignment" means the assignment in agreed form of "steam-packet.co.uk" and "steam-packet.info" and related intellectual property from Sea Containers Services Limited to the Steam Packet to be entered into in accordance with the Escrow Deed;

        "the IT Contracts" means the agreements listed in Part 3 of Schedule 4 under which any Group Company is provided with services relating to the Computer Systems;

        "the Key Executives" means each of Hamish Alexander Charles Ross, Douglas Haddow Grant and Stuart Garrett;

        "Lady of Mann" means m.v. "LADY OF MANN" registered under Isle of Man flag with Official Number 359761;

        "Legislation" means all Acts of Tynwald, Acts of Parliament, all applicable provisions of the Treaties constituting the European Community, the European Union and the European Economic Area and all orders and regulations made pursuant to such an Act or Treaty or otherwise having the force of law;

        "Liverpool-Dublin Business" means that part of the business comprising the passenger and vehicle ferry service between the ports of Liverpool and Dublin owned by Hoverspeed at the date hereof but currently operated by the Steam Packet;

        "Liverpool-Dublin Business Accounts" means the trial balance relating to the Liverpool-Dublin Business for the financial year ended on 31 December 2002, a copy of which is at document 2.41C of the Data Room Index;

        "Liverpool-Dublin Employees" has the same meaning as "the Employees" under the Business Transfer Agreement;

        "the London Stock Exchange" means London Stock Exchange plc;

        "Management Accounts" means the consolidated management accounts of the Steam Packet (including the Liverpool-Dublin Business) for the period from 1 January 2003 to 31 May 2003, copies of which are attached at documents 2.27C, 2.35, 2.38 and 2.44 of the Data Room Index;

        "Management Services Agreement" means the agreement dated 8 April 2002 between inter alia, the Steam Packet and the Guarantor pursuant to which, inter alia, the Guarantor and subsidiaries thereof agreed to provide services to the Group;

        "Material Contract" means a contract to which any Group Company is a party (or the benefit of which is held in trust for or has been assigned to any Group Company) and which—

  (a)
  currently involves an annual consideration of more than £50,000 and either is not currently terminable by the relevant Group Company by notice of one year or less or is for a fixed term of which over one year remains outstanding; or

  (b)
  currently involves an annual consideration of more than £250,000 irrespective of its outstanding term or length of notice; or

  (c)
  is an agreement or arrangement (written or unwritten) under which a Group Company has the right to use berthing facilities and linkspans or other port facilities in Douglas, Liverpool, Heysham, Belfast and Dublin,

but shall not include the Management Services Agreement or any contract which is—

  (a)
  an IT Contract or Intra-Group Trade Mark Licence;

  (b)
  a contract of employment or a contract for consultancy services;

  (c)
  a contract of insurance;

  (d)
  a charterparty arrangement; or

  (e)
  a contract relating to the ownership or occupation of the Real Property;

        "the MNOPF" means the Merchant Navy Officers Pension Fund;

        "the MNRPF" means the Merchant Navy Ratings Pension Fund;

        "the MNRPP" means the Merchant Navy Ratings Pension Plan;

        "Net Intra-Group Financing" means all outstanding loans and similar financing owed by the Vendor's Group to the Group less all outstanding loans owed by the Group to the Vendor's Group in each case together with accrued interest thereon (if any) as reflected in the Balance Sheet, but excluding Intra-Group Trading Indebtedness;

        "New Management Services Agreement" means the management services agreement in agreed form to be entered into between Steam Packet and Sea Containers Services Limited at Completion in accordance with the Escrow Deed;

        "the New Shares" means the 1 new ordinary share of £1 each in the Company to be issued at Completion;

        "Owned Vessels" means Lady of Mann, Ben-my-Chree and SeaCat Danmark;

        "the Pension Schemes" means the Steam Packet Scheme, the MNOPF, the MNRPP, the Sea Containers 1983 Scheme and the Sea Containers 1990 Scheme (or such one or more of them as the context requires);

        "Pontus" means the large floating structure moored on the landing stage of the Liverpool port registered under Finnish flag with Register Number 55050;

        "the Provisional Consideration" shall have the meaning attributed thereto by clause 4.1;

        "the Purchaser's Group" means the Purchaser and any other company (which, after Completion, includes each Group Company) which at the relevant time is its subsidiary undertaking or parent undertaking or a subsidiary undertaking of any such parent undertaking; and "Member of the Purchaser's Group" has a corresponding meaning;

        "the Purchaser's Solicitors" means DLA of 101 Barbirolli Square, Manchester M2 3DL;

        "the Real Property" means each of the properties separately described in column (1) of Schedule 3 and includes any part of or any interest in them;

        "the Registered Trade Mark Licence" means the trade mark licence between Hoverspeed Limited and the Steam Packet in agreed form to be entered into pursuant to the Escrow Deed;

        "Sea Containers 1983 Scheme" means the retirement benefits scheme known as the Sea Containers 1983 Pensions Scheme;

        "Sea Containers 1990 Scheme" means the retirement benefits scheme known as the Sea Containers 1990 Pensions Scheme;

        "SeaCat Danmark" means m.v. "SEACAT DANMARK" registered under UK flag with Official Number 900784;

        "SeaCat Isle of Man" m.v. "SEACAT ISLE OF MAN" registered under UK flag with Official Number 730251;

        "the Shares" means the Existing Shares and the New Shares;

        "the Steam Packet" means The Isle of Man Steam Packet Company Limited, particulars of which are set out in Schedule 2;

        "Steam Packet Holdings" means Isle of Man Steam Packet Holdings Limited, particulars of which are set out in Schedule 2;

        "the Steam Packet Scheme" means The Isle of Man Steam Packet Company Limited Staff Pension Fund;

        "SuperSeaCat Two" means m.v. "SUPERSEACAT TWO" registered under UK flag with Official Number 906912;

        "Tax" has the same meaning as in the Tax Deed;

        "the Tax Deed" means a deed of covenant in relation to Tax in agreed form;

        "Tax Authority" has the same meaning as in the Tax Deed;

        "Termination Agreement" means the agreement in agreed form to be entered into between, inter alia, the Steam Packet and the Guarantor dealing with the termination of the Management Services Agreement and to be entered into pursuant to the Escrow Deed;

        "the Trade Mark Licences" means the Registered Trade Marks Licence and the Unregistered Trade Marks Licence;

        "the Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

        "Transferors" has the same meaning as set out in the Business Transfer Agreement;

        "the Trustee" means The Bank of New York, London Branch, a New York banking corporation acting through its branch at One Canada Square, London E14 5AL;

        "UK GAAP" shall mean all Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force Abstracts issued by the Accounting Standards Board, and existing as at the date of this Agreement;

        "UK Listing Authority" means the Financial Services Authority as competent authority to decide on the admission of securities to the Official List;

        "the Unregistered Trade Marks" means the unregistered trade marks listed in Part 1 of Schedule 4;

        "the Unregistered Trade Mark Licence" means the trade mark licence between Sea Containers Services Limited and the Steam Packet in agreed form (relating to the unregistered trade marks "Blue Riband", "Café Express", and "Pontus") to be entered into in accordance with the Escrow Deed;

        "the Vendor's Group" means the Vendor and any other company, except a Group Company, which at the relevant time is its subsidiary undertaking or parent undertaking or a subsidiary undertaking of any such parent undertaking; and "Member of the Vendor's Group" and "Vendor Group Company" has a corresponding meaning;

        "the Vendor's Solicitors" means Richards Butler of Beaufort House, 15 St Botolph Street, London EC3A 7EE;

        "Vessels" means the Chartered-in Vessels and the Owned Vessels;

        "the Warranties" means the warranties by the Vendor contained in Schedule 5, but shall not include any of the indemnities or covenants contained in the Tax Deed; and

        "Working Capital Statement" means the statement of consolidated working capital of the Group (including, for the avoidance of doubt, the Liverpool-Dublin Business) as at 11.59 pm on 1 July 2003 derived from the Balance Sheet and prepared in accordance with Schedule 8.

        1.2   In this Agreement, unless the context otherwise requires—

  (a)
  an expression which is defined in or to which a meaning is assigned for the purpose of the Companies Act has the same meaning unless it is otherwise defined in this Agreement;

  (b)
  a reference to Legislation or to a provision of any Legislation—

  (i)
  is a reference to that Legislation or provision as amended or modified on the date of this Agreement;

  (ii)
  includes a reference to any previous Legislation or provision which was re-enacted or replaced by that Legislation or provision and any future Legislation or provision which amends, modifies, re-enacts or replaces that Legislation or provision provided that as between the parties to and for the purposes of this Agreement, no amendment, modification, re-enactment or replacement made after the date of this Agreement shall apply to the extent that it would increase or extend the liability of either party under this Agreement except as provided in clause 15 (NIC Indemnity); and

  (iii)
  in the case of a reference to a statutory provision, includes a reference to any statutory instrument or order made from time to time pursuant to that provision;

  (c)
  a reference to a document being "in agreed form" is a reference to a document in the form of the draft which is to be signed or executed (as the case may be) but left undated and delivered to the Escrow Agent in accordance with the Escrow Deed;

  (d)
  where any statement is qualified by the expression "so far as the Vendor is aware" or "to the best of the Vendor's knowledge and belief", or any cognate expression, that statement shall refer to the state of the actual knowledge of David Benson, Daniel O'Sullivan, Guy Sanders, Hamish Ross, Douglas Grant, Stuart Garrett, John Watt, Mark Woodward and Paul Clark in relation to all of Schedule 5, of Philip Calvert in relation to paragraph 12.1(a) (Legal Proceedings) of Schedule 5, of Alison Clarke in relation to paragraphs 9 (Officers and Employees), 10 (Pensions) and paragraphs 21.5, 21.9 and 21.11 (Liverpool-Dublin Business) of Schedule 5, of Duncan Scott and Malcolm Graveling in relation to paragraph 18 (Computer Systems and IT Contracts) of Schedule 5, of David Stocks in relation to paragraphs 20.1(b), (d) and 20.2(b) and (g) (Shipping) of Schedule 5 and of John Geldard in relation to paragraphs 20.1(d) and 20.2(g) (Shipping) of Schedule 5 and of no other persons and such expressions shall not have imported to them any wider meaning or interpretation or be deemed to include enquiries or actual awareness of any other persons or departments within the Vendor or any other member of the Vendor's Group;

  (e)
  a reference to a clause or a Schedule or an Annexure is a reference to a clause of or a Schedule or an Annexure to this Agreement; a reference to a paragraph (unless otherwise stated) is a reference to a paragraph of the Schedule in which the reference appears; and a reference to this Agreement includes a reference to each Schedule and to each Annexure; a reference to a party is a reference to a party to this Agreement; and

  (f)
  any phrase introduced by the terms "including" or "in particular", or any cognate expression, shall be construed as illustrative and not limiting of any preceding words.

        1.3   The headings in this Agreement are for convenience only and shall not affect its interpretation.

        1.4   Each of the Schedules shall have effect as if set out in this Agreement.

2      CONDITIONS

        2.1   Except for the provisions of clauses 2, 13, 17.1, 17.2, 17.4, 17.13 and 17.14, all the provisions of this Agreement are conditional upon—

  (a)
  the execution and delivery of the Escrow Deed by all parties thereto;

  (b)
  the transfer into the Escrow Account of the Deposit Amount (as such terms are defined in the Escrow Deed) in accordance with clause 4.1 thereof; and

  (c)
  the escrow arrangements thereunder not being terminated pursuant to clause 6.1 thereof,

and in the event that these conditions are not satisfied this Agreement shall lapse and no party shall make any claim against the other in respect hereof, save for any antecedent breach (including any breach of clause 2.2).

        2.2   Should any party become aware of anything which will or may prevent the conditions set out in clause 2.1 from being satisfied it shall forthwith disclose the same to the other parties.

3      SALE OF THE SHARES

        3.1   The Vendor shall sell with full title guarantee (within the meaning of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994) and the Purchaser shall buy the Shares subject to the terms and conditions of this Agreement.

        3.2   The Shares shall be sold free from all rights of pre-emption, options, liens, charges and encumbrances and with all rights now or hereafter becoming attached thereto.

        3.3   The parties hereby agree that forthwith following execution of this Agreement they shall execute and deliver the Escrow Deed.

        3.4   Neither the Vendor nor the Purchaser shall be bound to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

        3.5   The Vendor covenants to procure that the one share in Isle of Man Steam Packet Finance plc registered in the name of Daniel John O'Sullivan shall on Completion be transferred to Steam Packet with full title guarantee free from all encumbrances (howsoever arising) and with all rights now or hereafter becoming attached thereto.

4      CONSIDERATION

        4.1   The total consideration for the sale of the Shares shall be the sum of £146,685,000 payable in cash, ("the Provisional Consideration") as adjusted in accordance with Schedule 8. The Purchaser shall pay or procure the payment of the Provisional Consideration—

  (a)
  as to £142,000,000 in accordance with the Escrow Deed; and

  (b)
  as to £4,685,000 in cash to the Vendor on the Closing Date (as defined in the Escrow Deed) immediately following Completion by CHAPS transfer to the Mandatory Prepayment Account (as defined in the Escrow Deed), and, as to any adjustment to the Provisional Consideration, in accordance with clauses 4.2 to 4.4.

        4.2   The Vendor and the Purchaser shall procure that, forthwith after Completion, the Balance Sheet and Working Capital Statement shall be prepared and agreed in accordance with the provisions of Schedule 8.

        4.3   If the Consideration calculated in accordance with Schedule 8 is less than the Provisional Consideration the Vendor shall, within 2 Business Days after the date on which the Consideration is finalised either by agreement between the Vendor and Purchaser or determination by the Independent Accountants in accordance with Part 3 of Schedule 8, pay to the Purchaser by CHAPS transfer to The Royal Bank of Scotland Plc, 16-00-01 (Sort Code), account number 14089842 the amount of the shortfall together with interest thereon at the Interest Rate from the date of this Agreement to the date of payment (inclusive of each date).

        4.4   If the Consideration calculated in accordance with Schedule 8 exceeds the Provisional Consideration, the Purchaser shall, within 2 Business Days after the date on which the Consideration is finalised either by agreement between the Vendor and Purchaser or determination by the Independent Accountants in accordance with Part 3 of Schedule 8, pay to the Vendor by CHAPS transfer to Fleet Boston Financial Corporation, 39 Victoria Street, London SW1, 60-01-62 (Sort Code), account number 1982550 the amount of the excess together with interest thereon at the Interest Rate from the date of this Agreement to the date of payment (inclusive of each date).

        4.5   When the Balance Sheet and Working Capital Statement has become binding in accordance with Schedule 8, the difference, if any, between Net Intra-Group Financing as shown in the Balance Sheet and £22,369,000 shall be calculated.

        4.6   If Net Intra-Group Financing as shown in the Balance Sheet is greater than £22,369,000 the Vendor shall within 2 Business Days after the date on which the Consideration is finalised procure that the relevant Member of the Vendor's Group pays such amount to the Purchaser (as agent for the Group Company or Companies to which the amount is owed) to the bank account specified in clause 4.3, together with Interest thereon at the Interest Rate from the date of this Agreement to the date of payment (inclusive of each date).

        4.7   If Net-Intra Group Financing as shown in the Balance Sheet is less than £22,369,000 the Purchaser shall within 2 Business Days after the date on which the Consideration is finalised procure that the relevant Member of the Group pays such amount to the Vendor (as agent for the Vendor Group Company or Companies to which the amount is owed) to the bank account specified in clause 4.4, together with Interest thereon at the Interest Rate from the date of this Agreement to the date of payment (inclusive of each date).

        4.8   Any payment made by the Vendor under the Warranties or under the Tax Deed shall be treated as a reduction in the Consideration for the Shares.

5      COMPLETION

        5.1   Subject to the satisfaction of the conditions specified in clause 2.1, Completion shall take place on the Closing Date (as defined in the Escrow Deed) in accordance with the Escrow Deed.

6      POST-COMPLETION OBLIGATIONS

        6.1   The Purchaser undertakes with the Vendor for itself and as trustee for each Member of the Vendor's Group that—

  (a)
  it shall use its best endeavours to obtain the release (to the extent possible) of the relevant Member of the Vendor's Group as soon as practicable after Completion from the guarantee dated 19 October 2000 between the Guarantor and ING Lease (UK) Limited but only to the extent that it relates to the 4 Ferrari RoRo Tractor Units used exclusively by Steam Packet and the agreement dated 14 December 1999 between Belfast Harbour Commissioners, Sea Containers Ferries Scotland Limited and Sea Containers Services Limited;

  (b)
  from Completion until such release is obtained, or the finance referred to in clause 6.2 is discharged and title to the property or assets so transferred, it shall not and it shall procure that each Group Company shall not do or omit to do any act or thing whereby the liability of the relevant Member of the Vendor's Group in respect of such guarantee, indemnity, security, or similar obligation is increased or extended; and

  (c)
  it shall indemnify the Vendor and the relevant Member of the Vendor's Group against every liability (including both internal and external costs and expenses) incurred after Completion in relation to any such guarantee, indemnity, security.

        6.2   The Vendor undertakes with the Purchaser for itself and as trustee for each Member of the Purchaser's Group that—

  (a)
  it shall discharge all sums due under any finance lease or similar arrangement over property or assets used by any Group Company as soon as practicable (and in any event no later than 90 days from Completion) including, for the avoidance of doubt and without limitation, any payments required in respect of the lease between Sea Containers Ferries Scotland Limited and ING Lease (UK) Limited dated 10th April 2001 in respect of 4 Ferrari RoRo Tractor Units, leases between Isle of Man Bank (Leasing) Ltd and the Steam Packet dated 19 February 2002 and 21 October 2002 in respect of 2 Ferrari RoRo Tractor Units, the purchase by the Guarantor from Broadgate Limited of 2 voyage data recorders pursuant to an agreement dated 4 September 2002 and the following lease agreements for company cars which fall under the master car hire purchase agreement between Capital Bank and Sea Containers Services Limited: 628461, 674854, 622722, 656848, 677799, 680986, 639714, 631780, 635492, 635425, 635484, 635530, 687239 and that title to such property and assets will be transferred to the relevant Member of the Group within 90 days of Completion;

  (b)
  it shall use its best endeavours to obtain the release of the relevant Member of the Purchaser's Group as soon as practicable (and in any event no later than 90 days from Completion) after Completion from any guarantee, indemnity, security or similar obligation given by that company in connection with any liability of a Vendor Group Company and that it shall give any further guarantee, indemnity, security or similar obligation which may be required as a condition for such release;

  (c)
  from Completion until such release is obtained, it shall not and it shall procure that each Vendor Group Company shall not do or omit to do any act or thing whereby the liability of the relevant Member of the Purchaser's Group in respect of such guarantee, indemnity, security or similar obligation is increased or extended; and

  (d)
  it shall indemnify the Purchaser and the relevant Member of the Purchaser's Group against every liability (including both internal and external costs and expenses) incurred after Completion in relation to any such guarantee, indemnity, security or similar obligation or the finance referred to in clause 6.2.

        6.3   The Purchaser shall procure that forthwith upon Completion no Group Company shall have as any part of its corporate name, the names "Sea Containers", "SeaCat", "SuperSeaCat" or any name intended or likely to be confused or associated with them and the Purchaser shall supply a copy of the certificate of incorporation on change of name for the relevant Group Company (or equivalent confirmation in the case of any Group Company incorporated outside the United Kingdom) to the Vendor immediately upon each such change being effected and, except to the extent permitted by the Trade Mark Licences, shall use its best endeavours to remove or procure the removal of all references to and reproductions of such names from the Real Property and all other assets of each Group Company.

        6.4   The Purchaser shall procure that no Group Company shall use, whether as part of the name under which it carries on the business or otherwise the names "Sea Containers", "SeaCat", "SuperSeaCat" or "Blue Riband" or any name intended or likely to be confused or associated with them save as provided in the Trade Mark Licences.

        6.5   The Purchaser shall indemnify the Vendor against all losses, damages, claims, costs and expenses (both internal and external) which the Vendor or any Member of the Vendor's Group may suffer as a result of any breach of clause 6.4.

        6.6   The Purchaser shall procure that—

  (a)
  each Group Company shall preserve until the sixth anniversary of Completion all books, records and documents which are at Completion in each Group Company's possession or under each Group Company's control insofar as they record matters occurring on or before Completion; and

  (b)
  until the sixth anniversary of Completion (or in the event of any claim being made by the Purchaser under the Warranties or the Tax Deed until such later time as that claim is settled), the Vendor and its agents, accountants, solicitors and other professional advisers shall be allowed to inspect and, at the Purchaser's expense, take copies of the books, records and documents referred to in clause 6.6(a) (but only in relation to matters recorded therein which occurred on or before Completion) at all reasonable times upon the Vendor giving reasonable notice of such requirement to the relevant Group Company.

        6.7   The Vendor shall procure that—

  (a)
  each Vendor Group Company shall preserve until the sixth anniversary of Completion all books, records and documents which are at Completion in each Vendor Group Company's possession or under each Vendor Group Company's control insofar as they record matters relating to a Group Company occurring on or before Completion; and

  (b)
  until the sixth anniversary of Completion the Purchaser and its agents, accountants, solicitors and other professional advisers shall be allowed to inspect and, at the Vendor's expense, take copies of the books, records and documents referred to in clause 6.7(a) (but only in relation to matters recorded therein which occurred on or before Completion) at all reasonable times upon the Purchaser giving reasonable notice of such requirement to the relevant Vendor Group Company.

        6.8   The Purchaser and the Vendor hereby agree that within 90 days of Completion and on the respective terms and conditions set out in Schedule 9—

  (a)
  the Purchaser shall procure that SeaCat Isle of Man is redelivered by the Steam Packet to SeaCat 2 Limited under the bareboat charter between SeaCat 2 Limited and the Steam Packet dated 28 December 2002 and the Vendor shall procure that the SeaCat 2 Limited shall accept such redelivery;

  (b)
  the Vendor shall procure that SeaCat Danmark is redelivered by Hoverspeed to the Steam Packet under the bareboat charter between the Steam Packet and Hoverspeed dated 1 January 2003 and the Purchaser shall procure that the Steam Packet shall accept such redelivery;

  (c)
  the Purchaser shall procure the sale and delivery of Sea Cat Danmark by the Steam Packet to SeaCat 2 Limited and the Vendor shall procure the purchase and acceptance of delivery of SeaCat Danmark by SeaCat 2 Limited;

  (d)
  the Vendor shall procure the sale and delivery of SeaCat Isle of Man by SeaCat 2 Limited to the Steam Packet and the Purchaser shall procure the purchase and acceptance of delivery of SeaCat Isle of Man by the Steam Packet.

        6.9   The Vendor hereby irrevocably waives on behalf of itself and each Member of the Vendor's Group any claim it may have against all or any of Hamish Ross, Douglas Grant, Mark Woodward, John Watt and Stuart Garrett as a result of the carrying out of their duties as officers, employee or director of any Member of either the Vendor's Group or the Group (except in the event of deceitful conduct or fraud).

        6.10 On Completion, and with the exception of the unregistered trade marks "Blue Riband", "Café Express" and "Pontus", such ownership rights in the Unregistered Trade Marks as remain with the Vendor or any Member of the Vendor's Group (if any) shall vest in the relevant Group Company as indicated in Part 1 of Schedule 4. After Completion, the Vendor will if so requested in writing by the Purchaser, sign all documents and do all things reasonably necessary to perfect any such vesting.

        6.11 The Vendor covenants to the Purchaser that since Fairview has been transferred to the Group it has not traded or incurred any liabilities or obligations (or agreed to incur any liabilities or obligations).

        6.12 The Vendor covenants to pay to the Purchaser on demand a sum equal to all debts, liabilities, obligations, costs and expenses and other amounts payable and to perform all other obligations, in each case whatsoever, whenever and howsoever arising in connection with all or any of the matters set out below, and further the Vendor shall indemnify and keep indemnified, the Purchaser (for itself and as trustee and/or agent for each Member of the Purchaser's Group) in respect of these matters, which are—

  (a)
  the Notes (as defined in the Escrow Deed);

  (b)
  moneys owed to banks and other financial institutions;

  (c)
  amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instrument;

  (d)
  any lease or hire purchase contract which would, in accordance with generally accepted accounting principles and practices, be treated as a finance or capital lease;

  (e)
  any amounts raised or owing under any other transaction having the commercial effect of a borrowing;

  (f)
  any counter-indemnity obligation or guarantee indemnity bond, letter of credit or any other instrument issued by a bank or financial institution;

  (g)
  any invoice discounting or similar facility; and

  (h)
  any action or transaction contemplated or authorised by the Escrow Deed or undertaken in connection with the proposed early redemption of the Notes (except in respect of loss or liability arising out of the negligence, bad faith or wilful misconduct by or on the part of the Purchaser, its funders or the Escrow Bank (as defined in the Escrow Deed)).

        6.13 From the date of Completion the passenger and vehicle ferry service currently operated by Sea Containers Ferries Scotland Limited between Belfast and Troon (the "Belfast-Troon Service") shall be managed by the Steam Packet in accordance with Schedule 9 to the New Management Services Agreement.

7      WARRANTIES AND COVENANTS

        7.1   The Vendor warrants to the Purchaser in the terms contained in Schedule 5 subject to and limited by the provisions of this clause 7 and the provisions of Schedule 6, and each of the parties acknowledges that the terms of those Schedules and this clause 7 are in the circumstances fair and reasonable.

        7.2   The Warranties are given subject to matters fairly disclosed in the Disclosure Letter and the Vendor shall accordingly have no liability in respect of any of the Warranties in relation to any such matter.

        7.3   The Purchaser acknowledges and agrees that, other than as set out in this Agreement, the Tax Deed or any other agreement entered into pursuant to this Agreement it shall have no remedy in respect of any representation, warranty, opinion, undertaking, promise or assurance of any description oral or written (whether innocently or negligently made by any person whether or not a party to this Agreement) upon which it relied in entering into this Agreement other than a representation, warranty, promise or assurance which has been made fraudulently.

        7.4   The Purchaser acknowledges and agrees that it shall not have any right whether before or after Completion to rescind or terminate this Agreement and shall not be entitled to treat the Vendor as having repudiated this Agreement and that the sole remedy of the Purchaser against the Vendor for breach of the Warranties shall be damages and, in assessing damages for such a claim, the aggregate value of the Shares shall at no time be taken as being a sum exceeding the aggregate consideration payable for the Shares under this Agreement, provided that nothing in this clause shall exclude or affect any right or remedy available to the Purchaser in respect of fraud. For the avoidance of doubt, the Purchaser shall not be entitled to claim for any consequential loss in respect of any breach of this Agreement.

        7.5   The Purchaser acknowledges and agrees that the Vendor does not give any warranty—

  (a)
  in respect of Tax, save for the Warranties set out in Part 3 of Schedule 5 and at paragraph 21.10 of Part 7 of Schedule 5 and each of the other Warranties shall be deemed not to be given in respect of Tax;

  (b)
  in respect of the Real Property, save for the Warranties set out in Part 2 of Schedule 5 and each of the other Warranties shall be deemed not to be given in respect of Real Property; and

  (c)
  in respect of the Environment, save for the Warranties in Part 5 of Schedule 5 and the Warranty in paragraph 15.2 of Part 2 of Schedule 5 and each of the other Warranties shall be deemed not to be given in respect of the Environment.

        7.6   The Vendor agrees on behalf of itself and on behalf of each Member of the Vendor's Group that except in relation to this Agreement and the Management Services Agreement (which shall be the subject of the Termination Agreement), no Member of the Vendor's Group has as at the date hereof any rights against any Member of the Purchaser's Group (and to the extent that any Member of the Vendor's Group has any rights against any Member of the Group the Vendor shall on behalf of itself and on behalf of each Member of the Vendor's Group (in the absence of fraud) procure that each Member of the Vendor's Group shall waive such rights) and the Vendor undertakes that (in the absence of fraud) it shall not make (and shall procure that no Member of the Vendor's Group shall make) any claim against any Member of the Purchaser's Group in connection therewith.

        7.7   The Purchaser hereby irrevocably waives (in the absence of fraud) any claim it may have against any present or former employee, director, agent or officer of either any Group Company or any Member of the Vendor's Group in connection with this Agreement or its subject matter.

        7.8   The Vendor covenants with the Purchaser that as from the date of this Agreement it will procure that, save in respect of any services provided under the Management Services Agreement, the Vendor's Group will cease to exercise any management or other controls (whatsoever and howsoever arising) over the Group and it shall procure (to the extent that it is able) that as from the date of this Agreement as between the Vendor and the Purchaser all decisions and other actions required to be taken by the Group in relation to the management and conduct of the Group will be taken by the Purchaser.

        7.9   Without prejudice to clause 7.8 above the Vendor covenants with the Purchaser that from the date of this Agreement until Completion it shall and will procure that each Group Company shall—

  (a)
  carry on its business in the ordinary and usual course without any change in the nature, scope or conduct thereof and so as to maintain the same as a going concern subject to any restrictions on doing so imposed by this Agreement;

  (b)
  not enter into any contract or commitment or do anything which, in any case, is out of the ordinary and usual course of its business and of a material nature without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed). In particular, but without limiting the foregoing, the Vendor shall procure that from the date of this Agreement until Completion, save with the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) or as contemplated by this Agreement, no Group Company shall (save in the ordinary and usual course of its business)—

  (i)
  make any alteration to its memorandum or articles of association;

  (ii)
  dispose of (whether by one transaction or a series of transactions) and whether or not in the ordinary course of business, any shares and/or the whole or any substantial or material part of its business, undertaking or (except in the ordinary course of business) any other of its assets;

    (iii)
    create, allot or issue or agree to create, allot or issue any shares or any securities or any loan capital or grant or agree to grant rights which confer on the holder of any rights to acquire any shares or acquire or agree to acquire shares or any other interest in any other company;

    (iv)
    declare, pay or make any dividend or other distribution;

    (v)
    repay or redeem any of its share capital;

    (vi)
    reduce its share capital;

    (vii)
    resolve to be or commence any general meeting at which a resolution is to be proposed that it shall be voluntarily wound up;

    (viii)
    merge or amalgamate or agree to merge or amalgamate its business with any other company;

    (ix)
    enter into any scheme or arrangement with creditors;

    (x)
    enter into any contract, transaction or arrangement with any Member of the Vendor's Group;

    (xi)
    pass any shareholders' resolutions;

    (xii)
    enter into any long-term contract;

    (xiii)
    amend or terminate any agreement, arrangement or obligation to which it is a party;

    (xiv)
    engage in any transaction except on an arm's-length basis in the ordinary course of business;

    (xv)
    increase or agree to increase the remuneration (including, without limitation, salary, bonuses, commissions, profits in kind and pension benefits and contributions) of any of its directors or employees or vary the terms of employment of or dismiss any employee or engage any new employee or agree to provide any gratuitous payment or benefit to any person;

    (xvi)
    alter or agree to alter the terms of any existing borrowing facilities or arrange additional borrowing facilities;

    (xvii)
    create or agree to create any encumbrance over any of its assets or make any loans or enter into any guarantee or stand surety for the obligations of any third party;

    (xviii)
    grant any credit except normal trade credit given in the ordinary course of business;

    (xix)
    change its accounting reference date;

    (xx)
    enter into any litigation or arbitration proceedings;

    (xxi)
    compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

    (xxii)
    conduct its business in all material respects other than in accordance with all applicable legal and administrative requirements in any jurisdiction;

    (xxiii)
    cancel or fail to renew by the due date the insurance policies in force at the date of this Agreement or do or omit to do anything to render such policies void or voidable; or

    (xxiv)
    make any payments to the Vendor's Group other than arms-length bona fide payments under the Management Services Agreement which are properly payable in the ordinary course of business;

  (c)
  not amend or discontinue the Steam Packet Scheme or the Sea Containers 1983 Scheme or the Sea Containers 1990 Scheme or terminate the participation of any of the Group Companies in any of the Pension Schemes or communicate to any employee any plan, proposal or intention to amend, discontinue or exercise any discretion in relation to any such schemes.

        7.10 The Vendor covenants to the Purchaser that, save in respect of the respective capitalisations of Magic Holidays Limited, Mannin Line Limited and Manx Sea Transport Limited, the Group has not undertaken any of the acts listed in clause 7.9(b) since 11.59 pm on 1 July 2003.

        7.11 The Purchaser covenants with the Vendor that as from the date of this Agreement until Completion it will not do or cause any Member of the Group to do anything inconsistent with the covenants given by the Vendor in clause 7.9.

        7.12 The Vendor covenants with the Purchaser that if the Vendor's Group received or receives any cash after 11.59 pm on 1 July 2003 in respect of debtors which are not to be included in "Trade debtors including revenue collectable" in accordance with paragraph 2.11 of Schedule 8 then the Vendor's Group shall remit any such sums received by it within 2 Business Days following receipt provided that in respect of amounts received by the Vendor's Group prior to Completion it shall remit such amounts within 2 Business Days following Completion.

8      PURCHASER'S WARRANTIES

        8.1   The Purchaser warrants to the Vendor as follows—

  (a)
  it has the requisite power and authority to enter into and perform this Agreement and any other agreement to be entered into pursuant to in this Agreement to which it is or has agreed to become a party (the "Purchaser Documents");

  (b)
  this Agreement constitutes and the Purchaser Documents will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms;

  (c)
  it has obtained all necessary shareholder and board approvals in respect of this Agreement and the Purchaser Documents;

  (d)
  the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Purchaser Documents will not—

  (i)
  be or result in a breach of any provision of its memorandum or articles of association;

  (ii)
  be or result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound and which is material in the context of the transactions contemplated by this Agreement;

  (iii)
  be or result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound and which is material in the context of the transactions contemplated by this Agreement; or

  (iv)
  require it to obtain any consent or approval of or give any notice to or make any registration with any governmental or other authority or third party which has not been unconditionally and irrevocably obtained or made at the date of this Agreement;

  (e)
  it has immediately available on an unconditional basis the necessary cash resources to meet its obligations under this Agreement and the Purchaser Documents; and

  (f)
  as at the date hereof it has no intention to make a claim under the Warranties in respect of matters which have not been disclosed in the Disclosure Letter and which are actually known by the Purchaser and where such matters are actually known by the Purchaser to constitute a breach of Warranty. For the purposes of this clause, knowledge of the Purchaser shall be deemed to be actual knowledge of Simon Pooler and Anthony Greensmith of Montagu Private Equity Limited (and no one else), and consequently the actual or constructive knowledge of any other employee or officer or adviser of any member of the Purchaser's Group shall be disregarded.

9      EMPLOYMENT

        9.1   The Vendor agrees that, prior to Completion, it shall procure that the Steam Packet shall offer employment to each of the Key Executives with effect from Completion upon the same terms as those enjoyed by each of the Key Executives in their employment with their current Vendor Group Company immediately prior to such offer being made (save in respect of benefits provided under any occupational pension scheme to or in respect of any of the Key Executives) or on such other terms as are expressly agreed with the Purchaser.

        9.2   The Purchaser confirms that it has caused all information relating to measures which are intended to be taken following Completion hereunder in relation to the Liverpool-Dublin Employees to be provided to the parties to the Business Transfer Agreement (or any of them) and undertakes to indemnify each of the Transferors in full against all claims expenses and liability whatsoever and howsoever arising incurred or suffered by them including without limitation all legal expenses and other professional fees (together with any VAT thereon except to the extent that VAT is recoverable as input tax) under Regulation 11 of the Transfer Regulations or otherwise arising out of a failure by the Purchaser to provide or cause to be provided to the parties to the Business Transfer Agreement (or any of them) all information necessary to enable them to comply with their duties to inform and consult under Regulation 10 of the Transfer Regulations.

10    GUARANTEE

        10.1 In consideration of the Purchaser entering into and performing its obligations under this Agreement, the Guarantor irrevocably and unconditionally—

  (a)
  guarantees to the Purchaser punctual performance by the Vendor of all the Vendor's obligations under this Agreement and under the Tax Deed and the obligations of Sea Containers Services Limited under the New Management Services Agreement;

  (b)
  undertakes with the Purchaser that whenever the Vendor does not pay any amount or perform any obligation when due under or in connection with this Agreement and under the Tax Deed and the obligations of Sea Containers Services Limited under the New Management Services Agreement, the Guarantor shall immediately on demand pay that amount or perform or procure the performance of that obligation as if it were the principal obligor; and

  (c)
  indemnifies the Purchaser immediately on demand against any cost, loss or liability suffered by the Purchaser if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount that the Purchaser would otherwise have been entitled to recover from the Vendor's Group under the relevant Agreement or Deed.

        10.2 This guarantee is a continuing guarantee and will extend to the sums payable by the Vendor under this Agreement and under the Tax Deed and the obligations of Sea Containers Services Limited under the New Management Services Agreement regardless of any intermediate payment or discharge in whole or in part. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Purchaser.

        10.3 If any payment or performance by the Vendor or the Guarantor (each called "Obligor") or any discharge given by the Purchaser (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event—

  (a)
  the liability of each Obligor shall continue as if the payment, performance, discharge, avoidance or reduction had not occurred; and

  (b)
  the Purchaser shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, performance, discharge, avoidance or reduction had not occurred.

        10.4 The obligations of the Guarantor under this clause will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or the Purchaser) including—

  (a)
  any release, time, waiver or consent granted to, or composition with, any Obligor or other person;

  (b)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (c)
  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

  (d)
  any amendment (however fundamental) or replacement of this Agreement or the Tax Deed and the obligations of Sea Containers Services Limited under the New Management Services Agreement or any other document or security;

  (e)
  any unenforceability, illegality or invalidity of any obligation of any person under this Agreement or any other document or security; or

  (f)
  any insolvency or similar proceedings.

        10.5 The Guarantor waives any right it may have of first requiring the Purchaser to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this clause.

        10.6 Until all amounts which may be or become payable by an Obligor under or in connection with this Agreement or the Tax Deed and the New Management Services Agreement have been irrevocably paid in full, the Purchaser may—

  (a)
  refrain from applying or enforcing any other moneys, security or rights held or received by the Purchaser in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

  (b)
  hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this clause.

        10.7 Until all amounts which may be or become payable by an Obligor under or in connection with this Agreement or the Tax Deed and the New Management Services Agreement have been irrevocably paid in full and unless the Purchaser otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement to—

  (a)
  be indemnified by an Obligor;

  (b)
  claim any contribution from any other guarantor of any Obligor's obligations under this Agreement, the Tax Deed or the New Management Services Agreement; or

  (c)
  take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Member of the Purchaser's Group under this Agreement or the Tax Deed and the New Management Services Agreement or of any other guarantee or security taken pursuant to, or in connection with, this Agreement or the Tax Deed and the New Management Services Agreement by the Purchaser's Group.

11    PENSIONS

        11.1 Subject to at least one of the Key Executives accepting the offer of employment made to him under clause 9 hereof, the provisions of Schedule 7 shall have effect as regards pensions in respect of such Key Executive or Key Executives who accept such offers of employment.

        11.2 In clauses 11.2 to 11.6—

  (a)
  "Relevant MNOPF Members" means those persons who are members of the MNOPF and who are employed or were formerly employed by any of the Group Companies at the date of Completion;

  (b)
  "Relevant Period" means the period of seven years from the date of Completion;

  (c)
  "Future Service Contributions" means the employer's regular contributions as determined by the MNOPF Trustees payable by any of the Group Companies to the MNOPF in respect of the Relevant MNOPF Members in so far as such contributions relate to the cost of continued accrual of benefits in respect of employment by any of the Group Companies after the date of Completion;

  (d)
  "Excess Contributions" means the amount as determined by the MNOPF Trustees of any contributions (not being Future Service Contributions) which are payable by any of the Group Companies in respect of the Past Service Deficit in accordance with the report by the MNOPF Actuary on the 2003 Valuation to the extent that such contributions exceed those (if any) which were payable by the Group Companies at Completion in respect of any deficit in respect of Relevant MNOPF Members' service with the Group Companies prior to the date of Completion in accordance with the report by the MNOPF Actuary on the 2000 Valuation;

  (e)
  "Tax Adjustment" means in respect of any payment of Excess Contributions made by any of the Group Companies the value of the tax deduction which the Group Company making such payment of Excess Contributions obtains in respect of that payment or would obtain if it took reasonable steps to maximise such deduction;

  (f)
  "MNOPF Trustees" means the Trustees for the time being of the MNOPF;

  (g)
  "the 2000 Valuation" means the actuarial valuation of the MNOPF as at 31 March 2000;

  (h)
  "the 2003 Valuation" means the actuarial valuation of the MNOPF which is due as at 31 March 2003;

  (i)
  "the Past Service Deficit" means the past service deficit (if any) in the MNOPF in respect of Relevant MNOPF Members' service with the Group Companies prior to the date of Completion, and in respect of Relevant MNOPF Members' service with other employers for which the Group Companies are or shall be held liable, determined as at 31 March 2003 in accordance with the report by the MNOPF Actuary on the 2003 Valuation;

  (j)
  "the Cap" means the lesser of £2 million and 90 per cent of the Past Service Deficit.

        11.3 Subject to clause 11.4 below, the Vendor undertakes to the Purchaser, for the Purchaser itself and for the Purchaser as trustee for the benefit of each of the Group Companies, to pay to the Purchaser during the Relevant Period, not later than 14 days after the due dates for payment of the relevant Excess Contributions under the schedule of contributions under section 58 of the Pensions Act 1995 from time to time applicable to the MNOPF and under the Trust Deed and Rules of the MNOPF, 90 per cent of the amount of any Excess Contributions which any of the Group Companies is from time to time obliged to pay to the MNOPF Trustees, either under the Trust Deed and Rules of the MNOPF or by law, and does pay to the MNOPF Trustees, less the Tax Adjustment applicable to such payment of Excess Contributions, plus interest at the Interest Rate on such amounts as are not paid by the Vendor to the Purchaser within the time specified above in respect of the period from (and including) the 15th day following the relevant due date up to (but excluding) the date of payment by the Vendor to the Purchaser of those amounts with such interest under this clause 11.3. For the avoidance of doubt the rate at which Excess Contributions shall be payable hereunder shall not vary notwithstanding any different rate being required or recommended by the MNOPF Actuary upon or following any valuation subsequent to the 2003 Valuation and no payment in respect of Excess Contributions shall be required to be made by the Vendor under this clause 11.3 at any time when none of the Group Companies remain obliged to pay contributions to the MNOPF Trustees in respect of the Past Service Deficit.

        11.4 The aggregate liability of the Vendor under clause 11.3 shall be limited to the amount of the Cap.

        11.5 The Vendor undertakes to the Purchaser, for the Purchaser itself and for the Purchaser as trustee for the benefit of each of the Group Companies, to pay to the Purchaser within 14 days following the end of the Relevant Period a further amount which is equal to the amount of the Cap less the aggregate amount paid by the Vendor to the Purchaser in Excess Contributions during the Relevant Period under clause 11.3 above, together with interest at the Interest Rate on such further amount in respect of the period from (and including) the date which is 14 days after the end of the Relevant Period up to (but excluding) the date when the Vendor has paid to the Purchaser the full amount of that further amount with such interest in accordance with this clause 11.5.

        11.6 The Vendor undertakes to the Purchaser, for the Purchaser itself and for the Purchaser as trustee for the benefit of each of the Group Companies, to pay to the Purchaser one half of all and any additional fees, costs and expenses which are or shall be charged to the Purchaser or to all or any of the Group Companies by the MNOPF Trustees or the MNOPF Actuary arising out of or in connection with any additional calculations or other additional work required for the purposes of this clause 11, or to provide any information other than the information which is set out in the reports by the MNOPF Actuary on the 2003 Valuation and the 2000 Valuation, or to provide any clarification of any such information.

12    INSURANCE

        12.1 The Purchaser acknowledges and agrees that all insurance effected by the Vendor or a Member of the Vendor's Group for the benefit of any Group Company will cease to have effect upon the Group on Completion. The Purchaser acknowledges and agrees that it is the responsibility of the Purchaser to effect new insurance for the benefit of the Group Companies with immediate effect from the signing of this Agreement provided always that the Vendor hereby undertakes that—

  (a)
  it shall be responsible for and shall discharge any release fee charged by the insurers as a result of the Group ceasing to be part of the Vendor's Group insurance policy;

  (b)
  each Group Company shall have full access to all historic policies relating to any Group Company including the benefit of such policies prior to the date of this Agreement and the Vendor shall use its best endeavours to ensure that the proceeds of any claim (to the extent that such claim has not already been paid or otherwise satisfied) made in relation to any Group company shall be assigned directly to the relevant Group Company.

        12.2 Nothing in this clause is intended to affect in any way or otherwise apply to insurances for the benefit of the Group Companies effected by the landlord of any property occupied by the Group Companies.

13    NOTICES

        13.1 Any notice or other communication to be given under this Agreement to a party shall be given in writing by delivering it by hand or sending it by registered mail or if overseas, by airmail, in each case to the address and marked as set out below—

  (a)
  In the case of the Purchaser, to its registered office for the time being, marked "For the URGENT Attention of the Secretary" with a copy to the Purchaser's Solicitors (ref: Neal Shepherd); and

  (b)
  In the case of the Vendor and the Guarantor, to the registered office for the time being of Sea Containers Services Limited marked "For the Attention of the Secretary".

        13.2 A notice or other communication delivered by hand shall be deemed to be given—

  (a)
  at the time of delivery if it is delivered before 5.00 pm on a Business Day; and

  (b)
  in any other case at 9.00 am on the next following Business Day.

        13.3 A notice or other communication sent by post in the manner provided by clause 13.1 shall be deemed to be given on the expiry of 72 hours after the envelope containing it was posted; and proof that the envelope was properly addressed, prepaid and posted shall be sufficient evidence that the notice or other document was duly given.

        13.4 The Purchaser appoints DLA of 101 Barbirolli Square Manchester M2 3DL (For the attention of Neal Shepherd) as its process agent to receive on its behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Purchaser). If for any reason such process agent ceases to act as a process agent or no longer has an address in England the Purchaser agrees to appoint a substitute process agent acceptable to the Vendor immediately and to deliver to the Vendor a copy of the new process agent's acceptance of that appointment within 28 days.

        13.5 The Vendor appoints Sea Containers Services Limited (whose current registered office is at 20 Upper Ground, London SE1 9PF) to be its agent for service of process and notices in England.

14    VENDOR'S COVENANTS

        14.1 The Vendor undertakes to and covenants with the Purchaser that it shall not (and shall procure that each Member of the Vendor's Group shall not) for a period of three years after the date of this Agreement (except as required to be disclosed by law or the requirements of any listing authority, securities exchange or regulatory or governmental body) disclose or divulge to any person (other than to officers or employees of the Purchaser whose province it is to know the same) or use (other than for the benefit of the Purchaser) any confidential information relating to any Group Company which may be within or have come to its knowledge and it shall use all reasonable endeavours to prevent such publication, disclosure or misuse of any such confidential information.

        14.2 Clause 14.1 shall not apply to any confidential information which comes into the public domain otherwise than as a result of its disclosure by any Member of the Vendor's Group.

        14.3 The Vendor undertakes to and covenants with the Purchaser that it will not and shall procure that each Member of the Vendor's Group will not for a period of three years after the date of this Agreement, either on its own behalf or jointly with any other person, directly or indirectly approach, canvass, solicit, engage or employ or otherwise endeavour to entice away any person (excluding Daniel O'Sullivan, James Sherwood and David Benson) who at any time during the period of six months preceding Completion shall be or shall have been a director or an employee engaged in a senior managerial, supervisory, technical, sales or marketing capacity of any Group Company with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business in competition with the business carried on by any Group Company provided that this shall not prevent any Member of the Vendor's Group making general advertisements to the public for employment by a Member of the Vendor's Group in the ordinary course of its business and engaging or employing persons who apply pursuant thereto.

        14.4 The Vendor undertakes to and covenants with the Purchaser that it will not and shall procure that each Member of the Vendor's Group will not for a period of four years after the date of this Agreement, either on its own behalf or jointly with any other person, directly or indirectly—

  (a)
  be engaged, concerned or interested as an operator carrying on a passenger, car and/or freight ferry or cargo service—

  (i)
  between the Isle of Man and the United Kingdom (including Northern Ireland);

  (ii)
  between the Isle of Man and the Republic of Ireland;

  (iii)
  between the Republic of Ireland and each of the ports at Liverpool, Heysham, Mostyn, Birkenhead and Fleetwood; and

  (iv)
  between Northern Ireland and each of the ports at Liverpool, Heysham, Mostyn, Birkenhead and Fleetwood; or

  (b)
  approach, canvass, solicit, or enter into discussions or negotiations with the Isle of Man Government or any part thereof or any governmental or quasi-governmental authority of the Isle of Man in relation to the possible use of berthing or port facilities in the Isle of Man for the purposes of carrying on, or with the intention of carrying on, passenger, car and/or freight ferry or cargo services.

        14.5 Each of the covenants contained in clauses 14.1, 14.3 and 14.4 shall constitute an entirely separate and independent restriction on each Member of the Vendor's Group.

        14.6 The Vendor agrees and acknowledges that the restrictions contained in this clause 14 are fair and reasonable and necessary to assure to the Purchaser the full value and benefit of the Shares but, in the event that any such restriction shall be found to be void or unenforceable but would be valid and effective if some part or parts thereof were deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.

15    NIC INDEMNITY

        15.1 Subject as set out below, if a Relevant Change occurs on or before the second anniversary of this Agreement the Vendor covenants to pay to the Purchaser the sum of £1,836,000 by way of repayment of consideration.

        15.2 The Vendor shall on each successive Payment Date, pay to the Purchaser an amount equal to £1,836,000 divided by the number of complete years of the term of the Charter Party remaining unexpired on the Initial Payment Date provided that if the Charter Party is terminated at any time then the balance of the sum of £1,836,000 (if any) shall become payable immediately.

        15.3 The Vendor's aggregate liability under this clause 15 shall not exceed £1,836,000.

        15.4 The provisions of clause 6.2 of the Tax Deed (default interest) shall apply equally to payments under this clause 15 as if they were incorporated into this clause 15 mutatis mutandis, so that references to amounts payable under the Tax Deed shall be construed as references to amounts payable under this clause 15, references to the Covenantor shall be construed as references to the Vendor and references to the date determined under clause 6.1 of the Tax Deed shall be construed as references to the Payment Date as determined by this clause 15.

        15.5 For the purpose of this clause 15—

        "the Charter Party" means the charter party in agreed form to be entered into between Superseacat Two Ltd and the Steam Packet;

        "Payment Date" means the date under which charter hire is next payable under the Charter Party following the first Relevant Change ("the Initial Payment Date") and on each subsequent date of payment of charter hire most closely occurring to the anniversary of the Initial Payment Date throughout the remainder of the term of the Charter Party; and

        a "Relevant Change" means the introduction of any new UK legislation, or any change in the existing UK legislation or in UK Inland Revenue practice or in UK government policy (including but not limited to any changes in law and/or practice envisaged by Inland Revenue Press Release IR56/03 dated 24 April 2003) such that any Group Company incurs or will incur any liability to Class 1 and/or Class 1A Secondary National Insurance Contributions (such term carrying the meaning given to it in the Social Security Contributions and Benefits Act 1992) in respect of UK seafarers employed on the combined seafaring operations of the Group as carried on at the date of Completion.

16    FUEL

        16.1 The Purchaser shall use all reasonable endeavours to procure that on or before 30 September 2003 the Purchaser's Group arranges hedging or other arrangements in order for Steam Packet to purchase marine gas oil at US$227 and heavy oil at a price of US$135 or less per tonne for the period from 1 October 2003 to 31 December 2003 (the "Quarter Four Hedging").

        16.2 The Vendor covenants to pay (by way of repayment of the Consideration) to the Purchaser a sum equal to—

  (a)
  the amount by which the average price paid by the Group during the period from 1 July 2003 to 31 December 2003 for marine gas oil exceeds US$227 per tonne; and

  (b)
  the amount by which the average price paid by the Group during the period from 1 July 2003 to 31 December 2003 for heavy oil exceeds US$135 per tonne;

multiplied by the number of tonnes consumed by the Group during that period such quantity not to exceed number of tonnes in original budget. If Quarter Four Hedging is available to the Group at the respective rates specified in clauses 16.2(a) and (b) above but the Group does not take advantage of such hedging then the Vendor shall have no liability to make payment under this clause 16.

        16.3 The Vendor's aggregate liability under this clause 16 shall not exceed £229,000.

        16.4 The Vendor shall pay the Excess Fuel Amount within 30 days of the Purchaser providing to the Vendor full details of the amount and cost of fuel purchased and actually used by the Purchaser's Group during the period 1 July 2003 to 31 December 2003. The Purchaser shall procure that the Group shall allow the Vendor to have reasonable access (on giving reasonable notice) during normal business hours to the relevant accounting records of the Group to verify the accuracy of the details provided by the Purchaser.

17    GENERAL

        17.1 The parties shall pay their own respective costs and expenses in connection with and incidental to this Agreement.

        17.2 Except insofar as any party is required by law or the requirements of any listing authority, securities exchange or regulatory or governmental body (including the UK Listing Authority or the London Stock Exchange) and then after consultation with the other parties, no announcement of the sale and purchase of the Shares or the terms of this Agreement shall be made by a party to any person without the consent of the other parties except in the agreed terms and pending any announcement each party shall use its best endeavours to keep the existence of this Agreement and its terms confidential.

        17.3 The Warranties and all other provisions of this Agreement, insofar as they have not been performed at Completion, shall not be extinguished and shall remain in full force and effect notwithstanding Completion.

        17.4 This Agreement together with any documents referred to in it (including for the avoidance of doubt the Business Transfer Agreement) constitutes the whole agreement of the parties in relation to its subject matter and supersedes any previous agreements, representations, warranties or arrangements (whether in writing or oral) between them in relation to that matter; and no modification of this Agreement shall be effective unless it is made in writing and signed by all the parties hereto. Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it—

  (a)
  it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement; and

  (b)
  the only remedy available to it for breach of the Warranties shall be for breach of contract under the terms of this Agreement.

        Nothing in this clause shall operate to limit or exclude any liability for fraud.

        17.5 Any of the persons referred to in clause 7.7 may enforce the provisions of that clause 7.7 subject to and in accordance with clause 17.8 and subject to the provisions of the Contracts (Rights of Third Parties) Act 1999 and the Isle of Man Contracts (Rights of Third Parties) Act 2001.

        17.6 Any Member of the Purchaser's Group may enforce the terms of clauses 6.2 and 7.6 and any Member of the Vendor's Group may enforce the terms of clause 6.1 subject to and in accordance with clause 17.8 and subject to the provisions of the Contracts (Rights of Third Parties) Act 1999 and the Isle of Man Contracts (Rights of Third Parties) Act 2001.

        17.7 Save as provided in clauses 17.5 and 17.6 and in paragraph 5.2 to Schedule 7 (Pensions), no term of this Agreement shall be enforceable under either the Contracts (Rights of Third Parties) Act 1999 or the Isle of Man Contracts (Rights of Third Parties) Act 2001 by any person who is not a party to it.

        17.8 Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement may be varied, modified, amended, or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties without the consent of any such third party.

        17.9 On or after Completion, the Vendor shall, at the reasonable request of the Purchaser and at the Purchaser's expense, do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement.

        17.10 On Completion, at the request of the Purchaser, the Vendor shall execute or procure the execution under seal or as a deed of a power of attorney in the agreed form in favour of the Purchaser or such person as may be nominated by the Purchaser generally in respect of the Shares and in particular to enable the Purchaser (or its nominee) to attend and vote at general meetings of the Company during the period prior to the name of the Purchaser (or its nominee) being entered on the register of members of the Company in respect of the Shares.

        17.11 This Agreement is personal to the parties and neither this Agreement nor any of the benefits arising under it (including the benefit of the Warranties) may be assigned without the prior consent of the other party except that the Purchaser may assign the benefit of all or any part of this Agreement to or on behalf of the Governor and Company of the Bank of Scotland and/or any other person who provides funds to the Purchaser from time to time (including, for the avoidance of doubt, banks who may from time to time form part of syndicate providing finance to the Purchaser's Group) provided that the liability of the Vendor to any such assignee shall not be greater than its liability to the Purchaser.

        17.12 The exercise, or partial exercise, of or any delay or omission in exercising any right conferred by this Agreement on either party shall not constitute a waiver of that or any other right or remedy available to that party nor, subject to the time limits for making claims set out in Schedule 6, affect the right to exercise that right or remedy at a later time.

        17.13 This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other party.

        17.14 English law shall apply to the whole of this Agreement and the parties submit to the exclusive jurisdiction of the English courts.

        17.15 The Vendor shall provide or procure to be provided to the Purchaser all such information in their possession or under their control as the Purchaser shall from time to time reasonably require (both before and after Completion) exclusively relating to the business and affairs of each Group Company.

        IN WITNESS of which the parties or their duly authorised representatives have executed this Agreement the day and year first above written.

SCHEDULE 1

THE COMPANY

1	Name	:	Sea Containers Isle of Man Limited
2	Registered number	:	69653C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	18 August 1994, Isle of Man
5	Authorised share capital	:	£2,000 divided into 2,000 Ordinary Shares of £1 each
6	Existing issued share capital	:	£2
7	Enlarged issued share capital at Completion	:	£3
8	Shareholder	:	Sea Containers Ports and Ferries Ltd
9	Directors	:	Daniel John O'Sullivan David Gillies Benson Hamish Alexander Charles Ross Robert Brisco MacGregor Quayle Juan Herbert Kelly Douglas Haddow Grant (as Alternate to Daniel John O'Sullivan)
10	Secretary	:	Daniel John O'Sullivan
11	Auditors	:	Deloitte & Touche
12	Accounting reference date	:	31 December

SCHEDULE 2

THE COMPANY'S SUBSIDIARY UNDERTAKINGS

1	Name	:	Isle of Man Steam Packet Holdings Limited
2	Registered number	:	103674C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	6 August 2001, Isle of Man
5	Authorised share capital	:	£2,000 divided into 2,000 Ordinary Shares of £1 each
6	Existing issued share capital	:	£1
7	Enlarged issued share capital at Completion	:	£2
8	Shareholder	:	Sea Containers Isle of Man Limited
9	Directors	:	Hamish Alexander Charles Ross Daniel John O'Sullivan Robin Thorogood Juan Herbert Kelly Robert Thomas Dursley Stott
10	Secretary	:	Daniel John O'Sullivan
11	Auditors	:	Deloitte & Touche
12	Accounting reference date	:	31 December

1	Name	:	The Isle of Man Steam Packet Company Limited
2	Registered number	:	73C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	3 March 1885, Isle of Man
5	Authorised share capital	:	£7.5 million divided into 30,000,000 Shares of 25 pence each.
6	Existing issued share capital	:	£7.5 million
7	Enlarged issued share capital at Completion	:	£7,500,000.25
8	Shareholder	:	Isle of Man Steam Packet Holdings Limited
9	Directors	:
David Gillies Benson
Juan Herbert Kelly
Robert Brisco MacGregor Quayle
Daniel John O'Sullivan
Hamish Alexander Charles Ross
James Blair Sherwood
Robert Thomas Dursley Stott
Walter Anthony Gilbey (as alternate to
RTD Stott and JH Kelly)
Paul Andrew Clark (as alternate to JB Sherwood and DG Benson)
10	Secretary	:	Douglas Haddow Grant
11	Auditors	:	Deloitte & Touche
12	Accounting reference date	:	31 December

1	Name	:	Isle of Man Steam Packet (Liverpool) Limited
2	Registered number	:	4764162
3	Registered office	:	Sea Containers House 20 Upper Ground London England SE1 9PF
4	Date and place of incorporation	:	14 May 2003, England and Wales
5	Authorised share capital	:	£100 divided into 100 Ordinary Shares of £1 each
6	Issued share capital	:	£1
7	Shareholder	:	The Isle of Man Steam Packet Company Limited
8	Directors	:	Hamish Alexander Charles Ross Douglas Haddow Grant
9	Secretary	:	Douglas Haddow Grant
10	Accounting reference date	:	31 May

1	Name	:	Isle of Man Steam Packet Finance plc
2	Registered number	:	103675C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	6 August 2001, Isle of Man
5	Authorised share capital	:	£2,000 divided into 2,000 Ordinary Shares of £1 each
6	Issued share capital	:	£2
7	Shareholders	:	Daniel John O'Sullivan Isle of Man Steam Packet Holdings Limited
8	Directors	:	Hamish Alexander Charles Ross Daniel John O'Sullivan Robin Thorogood Juan Herbert Kelly Robert Thomas Dursley Stott
9	Secretary	:	Daniel John O'Sullivan
10	Auditors	:	Deloitte & Touche
11	Accounting reference date	:	31 December

1	Name	:	Mannin Line Limited
2	Registered number	:	40165C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	11 August 1988, Isle of Man
5	Authorised share capital	:	£2,000 divided into 2,000 Ordinary Shares of £1 each
6	Issued share capital	:	£100
7	Shareholder	:	The Isle of Man Steam Packet Company Limited
8	Directors	:	Douglas Haddow Grant Hamish Alexander Charles Ross
9	Secretary	:	Mark Woodward
10	Auditors	:	Deloitte & Touche
11	Accounting reference date	:	31 December

1	Name	:	SPIOM Limited
2	Registered number	:	24330C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	26 June 1984, Isle of Man
5	Authorised share capital	:	£2,000 divided into 2,000 Ordinary Shares of £1 each
6	Issued share capital	:	£100
7	Shareholder	:	The Isle of Man Steam Packet Company Limited
8	Directors	:	Hamish Alexander Charles Ross Douglas Haddow Grant
9	Secretary	:	Mark Woodward
10	Auditors	:	Deloitte & Touche
11	Accounting reference date	:	31 December

1	Name	:	Magic Holidays Limited
2	Registered number	:	38487C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	22 April 1988, Isle of Man
5	Authorised share capital	:	£20,000 divided into 20,000 Ordinary Shares of £1 each
6	Issued share capital	:	£20,000
7	Shareholder	:	The Isle of Man Steam Packet Company Limited
8	Directors	:	Hamish Alexander Charles Ross Douglas Haddow Grant Robert Thomas Dursley Stott Walter Anthony Gilbey
9	Secretary	:	Mark Woodward
10	Auditors	:	Deloitte & Touche
11	Accounting reference date	:	31 December

1	Name	:	Manx Sea Transport Guernsey Limited
2	Registered number	:	34185
3	Registered office	:	Frances House Sir William Place St Peter Port Guernsey
4	Date and place of incorporation	:	3 July 1998, Guernsey
5	Authorised share capital	:	£10,000 divided into 10,000 Shares of £1 each
6	Issued share capital	:	£2
7	Shareholders	:	Bachmann Alpha Limited Bachmann Beta Limited
8	Directors	:	ADL One Limited ADL Two Limited Colin James LePrevost Neil Carrington David Gillies Benson Douglas Haddow Grant Hamish Alexander Charles Ross
9	Secretary	:	Fidsec Limited
10	Auditors	:	Moore Stephens
11	Accounting reference date	:	31 December

1	Name	:	Manx Sea Transport Limited
2	Registered number	:	1899C
3	Registered office	:	Imperial Buildings Douglas Isle of Man
4	Date and place of incorporation	:	23 February 1965, Isle of Man
5	Authorised share capital	:	£10,000 divided into 10,000 Ordinary Shares of £1
6	Issued share capital	:	£200
7	Shareholder	:	The Isle of Man Steam Packet Company Limited
8	Directors	:	Hamish Alexander Charles Ross Douglas Haddow Grant
9	Secretary	:	Mark Woodward
10	Auditors	:	Deloitte & Touche
11	Accounting reference date	:	31 December

SCHEDULE 3

THE REAL PROPERTY

PROPERTY NO.	(1) DESCRIPTION OF THE PROPERTY	(2) ESTATE OR INTEREST	(3) MATTERS AFFECTING THE PROPERTY	(4) OWNING GROUP COMPANY
1.	Premises at Bath Place and Parade Street including Imperial Buildings (including car park at Douglas Harbour) and two Kiosks (at Circus Beach) and one kiosk at Victoria Pier, a storeroom on Edward Pier, a portacabin on Circus Beach, a unit adjacent to the Linkspan and a storeroom on Victoria Pier

Douglas Isle
of Man

IM1 2BY	Freehold Kiosks: Expired Licence Edward Pier Storeroom: Lease Circus Beach Portacabin: Licence Linkspan Unit: Licence Victoria Pier Storage: Lease	Licence agreement dated 5th April 2001 between (1) the Company and (2) the Mayor Aldermen and Burgesses of the Borough of Douglas as varied

			Licence to use water main in connection with this Real Property and licence to locate air conditioning unit serving this Real Property on adjacent property.	The Isle of Man Steam Packet Company Ltd
2.	Travel shop, part of the QEII building and check-in facilities at the terminal buildings Douglas Isle of Man	Leasehold Travel shop/Part of QEII Building: Lease Check in facilities: Licence	None	The Isle of Man Steam Packet Company Ltd
3.	Former Blue Riband Lounge Sea Terminal Building Douglas Isle of Man	Leasehold	None	The Isle of Man Steam Packet Company Ltd
4.	Car parking premises Fort Street Douglas Isle of Man IM1 2LJ	Freehold	Various agreements with third parties authorising third parties use of car parking spaces	The Isle of Man Steam Packet Company Ltd
5.	Unit 7F South Quay Industrial Estate Douglas Isle of Man IM1 5AT	Leasehold	None	The Isle of Man Steam Packet Company Ltd

6.	Units 11A and 11B (part) South Quay Industrial Estate Douglas Isle of Man IM1 5AT	Leasehold	None	The Isle of Man Steam Packet Company Ltd
7.	Premises at East Quay Ramsey Isle of Man	Freehold
Units 1,4 and 5: Lease dated 20th February 2001 between (1) the Company and (2) Island Cement Limited

 Unit 6: Lease dated 9th January 1999 between (1) the Company and (2) the Ramsey Steamship Company Limited as varied by a deed dated 25th March 2002 between the same parties

			Unit 7: Lease undated between (1) the Company and (2) Manx Sailing & Cruising Club	The Isle of Man Steam Packet Company Ltd
8.	Terminal Buildings/marshalling area and berth and loading stage Liverpool	Licence/Statute	None	The Isle of Man Steam Packet Company Ltd
9.	Administration Building and passenger terminal Heysham Lancashire	Leasehold	None	The Isle of Man Steam Packet Company Ltd

SCHEDULE 4

PART 1—THE INTELLECTUAL PROPERTY

UNREGISTERED TRADE MARKS

Unregistered Trade Mark	Company which owns the trade mark
The Isle of Man Steam Packet Company	Steam Packet
The Steam Packet/Steam Packet	Steam Packet
The Steam Packet Company	Steam Packet
Isle of Man Steam Packet Holdings	Steam Packet Holdings
Magic Holidays	Magic Holidays Limited
Mannin Line	Mannin Line Limited
Manx Sea Transport	Manx Sea Transport Limited
Manx Sea Transport (Guernsey)	Manx Sea Transport Guernsey Limited
SPIOM	SPIOM Limited
Isle of Man Steam Packet Finance	Isle of Man Steam Packet Finance plc
Ben-my-Chree	Steam Packet
Lady of Mann	Steam Packet
Pontus	Not applicable
Café Express	Subject to Trade Mark Licence
Blue Riband	Subject to Trade Mark Licence

DOMAIN NAMES

steam-packet.com

steam-packet.co.uk

steam-packet-info

Magic-Holidays.com

Magic-Holidays.co.uk

REGISTERED TRADE MARKS

SeaCat

SuperSeaCat

PART 2—INTRA-GROUP TRADE MARK LICENCES

"Blue Riband"

"Café Express"

"Pontus"

"SeaCat"

"SuperSeaCat"

PART 3—THE IT CONTRACTS

1
Agreement dated 1 March 2000 between Anker Systems Limited and Steam Packet Company for the provision of helpdesk support services.

2
Agreement dated 1 March 2000 between Anker Systems Limited and Steam Packet for the provision of hardware maintenance services.

3
Undated contract between Steam Packet and David Buckley for the provision of computer support.

4
Software Product Licence and Maintenance Agreement No. BT060026 dated 1 November 1999 between Anite Business Systems Limited and the Guarantor.

5
Software Product Licence and Maintenance Agreement No. BT060000 dated 21 May 1999 between Anite Business Systems Limited and the Guarantor.

6
Software Product Licence and Maintenance Agreement No. BT060049 dated 11 June 2000 between Anite Systems Limited and the Guarantor.

7
Software Product Licence and Maintenance Agreement No. BM030204 dated 1 March 2002 between Anite Business Systems Limited and the Guarantor.

8
Contract for the Supply of System Support/Facilities Management Services No. 890025 dated 21 January 1999 between Anite and Sea Containers Services Limited.

9
Contract for the Supply of Consultancy or Contract Programming Services No. BT020519 dated 16 August 2002 between Anite Services Limited and Magic Holidays.

10
Software Licence and Maintenance Agreement dated 25 August 1990 between Coda Limited and Sea Containers Services Limited and Signed proposal dated 4 March 1992.

11
Draft Framework Agreement between Anker Systems Limited and Sea Containers Services Limited.

12
Master Services Agreement dated 9 January 2003 between Equant Holdings UK Limited and Sea Containers Services Limited.

13
Microsoft Licensing Product Use Rights dated 1 April 2003.

14
Covering letter dated 7 April 1999 and letter from CODA to Sea Containers Services Limited attaching Proposal for Conversion of Existing Processor Licence Agreement to a User Based Licence Agreement for Integrated Accounting System.

15
Navigator Vessel Licence Agreement between UKHO and Captain Peter Corrin dated 7 April 2003.

16
IT Facility and Services Agreement between Assurity Europe Limited and Sea Containers Services Limited dated 1 November 2000.

17
Marval Software Limited draft Software Licence Agreement.

18
Marval Software Limited draft Software Maintenance Agreement.

19
Software Product Licence and Maintenance Agreement No. 460074 between Autofile Ltd and Sea Containers Services Limited dated 25 November 1993.

20
Agreement to provide Forecasting and Data Services between Nowcasting International and Ferry & Port Holdings Limited dated 7 June 2001.

21
Letter from regs4ships to Sea Containers setting out details of www.shippingregs.com service to be provided dated 20 December 2001.

22
Disaster Recovery Agreement between CSF Assurity Limited and Sea Containers Services Limited dated 21 December 1998.

23
Disaster Recovery Agreement between Assurity Europe Limited and Sea Containers Services Limited dated 7 May 1998.

24
Ballpark Document relating to Credit Car Surcharge prepared by Anite Travel Systems dated 11 April 2003.

25
Escrow Agreement between D.J. Freeman, Sea Containers Ltd and Anite Business Systems Limited in respect of AFOS System dated 27 November 2002.

26
Two invoices evidencing the purchase of McAfee Virus Protection Software.

27
Manx Telecom Limited Terms and Conditions for Private Service dated January 2002.

SCHEDULE 5

THE WARRANTIES

PART 1—GENERAL

1      CAPACITY

        1.1   The Vendor warrants to the Purchaser as follows—

  (a)
  it has the requisite power and authority to enter into and perform this Agreement and any other agreement to be entered into pursuant to this Agreement (the "Vendor Documents");

  (b)
  this Agreement constitutes and the Vendor Documents will, when executed, constitute binding obligations of the Vendor in accordance with their respective terms;

  (c)
  it has obtained all necessary shareholder and board approvals in respect of this Agreement and the Vendor Documents;

  (d)
  the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Vendor Documents will not—

  (i)
  be or result in a breach of any provision of its memorandum or articles of association;

  (ii)
  be or result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound and which is material in the context of the transactions contemplated by this Agreement;

  (iii)
  be or result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound and which is material in the context of the transactions contemplated by this Agreement; or

  (iv)
  require it to obtain any consent or approval of or give any notice to or make any registration with any governmental or other authority or third party which has not been unconditionally and irrevocably obtained or made at the date of this Agreement.

2      THE GROUP COMPANIES

        2.1   The particulars of the Company and of each Group Company set out in Schedules 1 and 2 are true and accurate.

        2.2   No Group Company has any subsidiary undertaking, except the subsidiary undertakings set out in Schedule 2.

        2.3   The copy of the memorandum and articles of association of each Group Company disclosed by the Disclosure Letter is an accurate copy of that document in force on the date of this Agreement.

3      ACCOUNTS

        3.1   The Accounts comply with the provisions of the Isle of Man Companies Acts 1931 to 1993, and have been prepared in accordance with accounting principles generally accepted in the United Kingdom.

        3.2   The Accounts give a true and fair view of the state of the Company and the Group's affairs as at the Accounting Date and of the Group's profits for the financial period ended on the Accounting Date.

        3.3   The Accounts have been prepared in accordance with the requirements of the relevant statutes and on a basis consistent with that adopted in the audited accounts for each of the last three preceding financial years of the Company.

        3.4   The Management Accounts have been prepared on a basis consistent with the monthly consolidated management accounts of the Steam Packet for the financial period ending on the Accounting Date and in accordance with the accounting policies applied to the Accounts, (and applying such policies in a manner consistent with their application in the Accounts) and the cumulative profits and losses for the period between 1 January 2003 and 30 April 2003 of the Steam Packet stated in the Management Accounts have not been materially misstated and the financial position of each Group Company as stated in their respective nominal ledgers as at 31 May 2003 is not materially misstated. (For the avoidance of doubt, no warranty is given in relation to any budget, forecast, projection or similar estimation contained in the Management Accounts.)

4      ASSETS

        4.1   Save for assets disposed of in the ordinary course of business and save for the Real Property, the Intellectual Property, the Vessels and the Pontus (to which the respective provisions of paragraphs 15, 17 and 20 apply), the assets included in the Accounts and any assets acquired or agreed to be acquired since the Accounting Date—

  (a)
  are, or in the case of assets agreed to be acquired as at the date hereof will be when acquired, the absolute and sole property of the Group free from any lien, option, mortgage, charge, lease, licence, covenant, condition, agreement or other encumbrance; and

  (b)
  in the case of tangible assets, are or will be when acquired in the possession or under the control of the Group.

        4.2   So far as the Vendor is aware, all plant, machinery, equipment and vehicles owned or used by each Group Company (other than the Vessels and the Pontus) (to which the respective provisions of paragraph 15, 17 and 20 apply) are in a reasonable state of repair in view of the age and use to which they are put.

        4.3   No Group Company is a party to any Material Contract for the hire, rent, hire purchase or purchase on deferred terms of any asset.

        4.4   No Group Company owns nor has agreed to acquire, any shares or debentures in any other undertaking (other than shares or debentures in another Group Company).

        4.5   To the best of the Vendor's knowledge and belief, no asset used by any Group Company is owned by, controlled by, or in the custody of, any member of the Vendor's Group.

5      SHARES AND DEBENTURES

        5.1   As at Completion, the Shares will comprise the whole of the issued and allotted share capital of the Company and immediately prior to Completion, will be legally and beneficially owned by the Vendor.

        5.2   All issued shares of each Group Company (other than the Company) are legally and beneficially owned by the respective Group Company named in Schedule 2.

        5.3   All the shares of each Group Company are (and will at Completion be) fully paid up (or credited as fully paid up) and are free from any right of pre-emption, option, lien, charge or any other encumbrance.

        5.4   No person has the right (whether exercisable presently or in the future and whether contingently or not) to call for the allotment, sale or transfer of any share or debenture of a Group Company or to convert any securities (whether of a Group Company or another undertaking) into shares or debentures, or shares or debentures of a different class, of any Group Company.

6      BUSINESS

        6.1   There is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom, the Isle of Man, the Republic of Ireland, or so far as the Vendor is aware any other country outstanding against any Group Company.

        6.2   Each Group Company holds all material licences, consents, permits and approvals necessary to enable each Group Company to carry on its business in the manner in which such business is now carried on and no Group Company has received written notice that it has failed to comply with any material terms and conditions of such licences, consents, permits and approvals which are to be performed by it or that any of them is liable to be superseded, cancelled or revoked. So far as the Vendor is aware, each Group Company has complied in all material respects with the terms of such licences, consents, permits and approvals.

        6.3   Since the Accounting Date each Group Company has in all material respects carried on its business in the ordinary course and—

  (a)
  so far as the Vendor is aware, there has been no significant event or occurrence not generally affecting businesses of the same kind as the business carried on by any Group Company (including the loss of any significant customer or supplier) which has had or which the Vendor believes will have a material adverse effect on any Group Company's business;

  (b)
  there has been no unusual change in any Group Company's stock in trade;

  (c)
  no Group Company has entered into or agreed to enter into any commitment to acquire or dispose of any capital asset for a consideration in excess of £50,000;

  (d)
  no distribution of capital or income has been declared, made or paid in respect of any share capital of any Group Company; or

  (e)
  there have been no payments made to any member of the Vendor's Group except for those specified in the Disclosure Letter, which payments have been made bona fide in the ordinary course of business and for goods or services of equivalent value.

        Since 1 May 2003, so far as the Vendor is aware there has been no material deterioration in the turnover of any Group Company compared with the turnover of the Group Companies for the corresponding period in the previous financial year.

        6.4   The business of each Group Company is managed by its officers and employees; and no person has authority to bind a Group Company other than its officers and employees acting in the ordinary and ostensible course of their duties.

        6.5   The weekly revenue reports for the Steam Packet for the period from 1 January 2003 to 21 June 2003 do not materially misstate the cumulative revenues for the Steam Packet for that period.

        6.6   No Group Company is, or has agreed to become, a member of any partnership, joint venture or consortium except those of which particulars are disclosed by the Disclosure Letter.

7      FINANCIAL ARRANGEMENTS

        7.1   Particulars are disclosed by the Disclosure Letter of all facilities for overdrafts, loans and other finance available to each Group Company (including any financing arrangements not shown in the Accounts).

        7.2   The borrowings of each Group Company are within its powers and do not exceed any limit imposed by its articles or otherwise.

        7.3   Since the Accounting Date no Group Company has—

  (a)
  borrowed any money except from bankers in the ordinary course of its business;

  (b)
  lent any money (including loans to employees) which has not been repaid in full; or

  (c)
  factored any of its debts or engaged in any financing arrangement of any kind (including those of a kind not required to be shown in the audited accounts).

        7.4   No person is entitled to receive from any Group Company any finder's fee, brokerage or commission in connection with this Agreement or the sale of the Shares.

        7.5   The book debts shown or reflected in the Accounts have realised their nominal value and none of the book debts arising since the Accounting Date have been released.

        7.6   No Group Company is owed any sums other than trade debts incurred in the ordinary course of business.

        7.7   Subject to guarantees disclosed in the Disclosure Letter no Group Company is party to any outstanding guarantee.

8      CONTRACTUAL OBLIGATIONS

        8.1   There is not outstanding—

  (a)
  any Material Contract a copy of which or a summary of the terms of which are not in the Disclosure Letter;

  (b)
  any Material Contract which is not capable of being fulfilled or performed on time without undue or unusual expenditure of money or personnel;

  (c)
  any offer, tender or quotation made or given by a Group Company capable by the unilateral act of any other person of giving rise to a Material Contract otherwise than in the ordinary course of business;

  (d)
  any agreement or arrangement between a Group Company and a Member of the Vendor's Group other than those listed in paragraph 8 of the Disclosure Letter;

  (e)
  any agreement or arrangement entered into by a Group Company otherwise than by way of bargain at arm's length or which is outside the ordinary course of business;

  (f)
  any agreement or arrangement between any Group Company and any party which the signature or performance of this Agreement will contravene or under which a third party will acquire a right of termination or other right arising directly as a result of the signature or performance of this Agreement.

        8.2   So far as the Vendor is aware no Group Company nor any party with whom the Company has entered into any Material Contract is in default of such agreement or contract, being a default which would have a material adverse effect on the financial or trading position of the Group.

9      OFFICERS AND EMPLOYEES

        9.1   All material particulars are disclosed in the Disclosure Letter of the terms and conditions of employment and of all staff handbooks and policies by each Group Company of all of its employees and by the Transferors of all the Liverpool-Dublin Employees.

        9.2   Except as provided by Legislation, all contracts of employment to which a Group Company or either of the Transferors in respect of the Liverpool-Dublin Employees, is a party can be terminated by it, without payment of compensation, by giving not more than 12 weeks' notice or, if longer, the applicable minimum period of notice required by Legislation.

        9.3   No Group Company and neither of the Transferors has since the Accounting Date changed the terms of its employment (including terms relating to remuneration or pension benefits) of any person who was employed by a Group Company or either of the Transferors (in respect of the Liverpool-Dublin Employees) on the Accounting Date and entitled to remuneration at a rate in excess of £40,000 per annum.

        9.4   There are no sums owing to any present or former officers or employees of any Group Company or either of the Transferors (in respect of the Liverpool-Dublin Employees) in connection with their respective office or employment other than remuneration accrued but not due for payment in respect of the pay period current at the date of this Agreement and business expenses incurred in such period in respect of which any such officers or employees are entitled to be reimbursed with any group of employees.

        9.5   So far as the Vendor is aware, no present employee of a Group Company or present Liverpool-Dublin Employee of either of the Transferors entitled to remuneration at a rate in excess of £40,000 per annum has given or received notice of termination of his employment or will be entitled to give notice as a result of the provisions of this Agreement or the Business Transfer Agreement other than to the extent provided for in paragraphs 4(A) and 4(B) of Regulation 5 of the Transfer of Undertakings (Protection of Employment) Regulations 1981.

        9.6   No Group Company and neither of the Transferors is or, since the Accounting Date, has been involved in any strike, or trade dispute with any trade union or other body of persons representing any employees of the Group or any of the Liverpool-Dublin Employees and to the best of the Vendor's knowledge information and belief there are no circumstances which may result in any industrial dispute involving any of the Liverpool-Dublin Employees or any Group Company's employees and none of the provisions of this Agreement including the identity of the Purchaser is so far as the Vendor is aware likely to lead to any industrial dispute.

        9.7   There are no subsisting contracts for the provision by any individual of consultancy services to a Group Company or, in relation to the Liverpool-Dublin Business, to either of the Transferors.

        9.8   There is not outstanding any agreement or arrangement for profit sharing with employees of a Group Company or for payment to any of those employees of bonuses or for incentive or other similar payments.

        9.9   There is not outstanding any agreement or arrangement for profit sharing with any of the Liverpool-Dublin Employees or for payment to any of the Liverpool-Dublin Employees of bonuses or for incentive or other similar payments.

        9.10 No Group Company and neither of the Transferors (in respect of the Liverpool-Dublin Employees) have entered into any recognition agreement with a trade union other than those set out in the Disclosure Letter.

        9.11 Within the 12 months preceding Completion, no Group Company and neither of the Transferors (in respect of the Liverpool-Dublin Business) have made any redundancies.

        9.12 Full details of all agreements between any Group Company or either of the Transferors (in relation to the Liverpool-Dublin Business) and any employment agencies and/or employment businesses are set out in the Disclosure Letter.

        9.13 In relation to each of the Liverpool-Dublin Employees and all of the Group Companies' employees (and so far as relevant to each of their former employees) each Group Company and the Transferors have—

  (a)
  complied in all material respects with all obligations comprised on them by all statutes, regulations and codes of conduct relevant to the relations between them and their employees or them and any recognised trade union or appropriate representatives;

  (b)
  maintained adequate and suitable records regarding the service of each of their respective employees;

  (c)
  so far as the Vendor is aware, complied with all collective agreements relating to employees of the Group Companies and the Liverpool-Dublin Employees; and

  (d)
  complied with all relevant orders and awards made under any statute affecting the conditions of service of their respective employees.

        9.14 Each of the Group Companies and the Transferors (in respect of the Liverpool-Dublin Business) have complied with all awards and declarations made by the Central Arbitration Committee or Employment Tribunal of the Isle of Man at the direction of the Isle of Man Industrial Relations Officer, as appropriate, which are applicable to them.

        9.15 None of the employees of any Group Company has any holiday entitlement accrued in respect of service before the beginning of the calendar year 2003.

        9.16 The Key Executives are all employed by Sea Containers Services Limited and are not in any way assigned to the Liverpool-Dublin Business.

        9.17 The Purchaser confirms that it has caused all information relating to measures which are intended to be taken following Completion hereunder in relation to the Liverpool-Dublin Employees to be provided to the parties (or any of them) to the Business Transfer Agreement.

10    PENSIONS

        10.1 Except under the Pension Schemes and as disclosed in relation to the MNRPF there is no arrangement to which any Group Company contributes or is liable to contribute or under which it provides or is liable to provide any pension or death benefits for or in respect of any of its employees or former employees or any persons claiming through them.

        10.2 The Steam Packet Scheme has, and each of the Sea Containers 1983 Scheme and the Sea Containers 1990 Scheme in respect of Liverpool-Dublin Employees and employees and former employees of the Group Companies have, at all times complied with and been administered in accordance with Article 141, and formerly Article 119, of the European Union Treaty and sections 62 to 66 of the Pensions Act 1995 and all subordinate legislation thereunder and all corresponding provisions of previous legislation. So far as the Vendor is aware, the Steam Packet Scheme has, and each of the Sea Containers 1983 Scheme and the Sea Containers 1990 Scheme in respect of Liverpool-Dublin Employees and employees and former employees of the Group Companies have, at all times complied with and been administered in accordance with all other applicable laws, regulations and requirements. None of the employees or former employees of the Group Companies or of the Liverpool-Dublin Employees has at any time been excluded from membership of any of the Steam Packet Scheme, the Sea Containers 1983 Scheme or the Sea Containers 1990 Scheme or excluded by the Group Companies or the Transferors from membership of the MNOPF or the MNRPF, nor has there been any failure to admit any of those employees or former employees to membership of any of the Steam Packet Scheme, the Sea Containers 1983 Scheme or the Sea Containers 1990 Scheme nor has there been any failure on the part of the Group Companies or the Transferors to admit any of those employees or former employees to membership of either the MNOPF or the MNRPF in breach of the above Articles or sections or other such legislation.

        There have been no female employees of any of the Group Companies who have at any time since 16 May 1990 been members of the MNOPF or the MNRPF.

        10.3 All material documents presently governing the Steam Packet Scheme are contained in or annexed to the Disclosure Letter. All material documents presently governing the MNOPF and the MNRPP that have been provided by the administrators of such schemes to the Vendor are contained in or annexed to the Disclosure Letter. The trust deed and rules currently governing the Sea Containers 1983 Scheme and the Sea Containers 1990 Scheme respectively are contained in or annexed to the Disclosure Letter.

        10.4 All contributions which have fallen due for payment by any Group Company in respect of the Pension Schemes have been paid.

        10.5 So far as the Vendor is aware, there is no dispute in existence between the respective trustees of the Steam Packet Scheme, the Sea Containers 1983 Scheme or the Sea Containers 1990 Scheme or the Group Companies participating therein and any of the employees or former employees of any such employer in relation to any of those schemes and no material claim by or against the said trustees or any of those schemes or the employers participating therein has been made or threatened by or in respect of the employees or former employees of any such Group Company.

        10.6 Each of the Pension Schemes is and has been exempt approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988, and the Steam Packet Scheme is and has been exempt approved by the Isle of Man Assessor of Income Tax for the purposes of the Income Tax (Retirement Benefits Scheme) Act 1978, since its commencement and so far as the Vendor is aware there is no reason why such approval may be withdrawn or cease to apply.

        10.7 Each of the Group Companies holds or is named in a current contracting-out certificate, for the purposes of the Pension Schemes Act 1993 in respect of the Pension Schemes governed by English law, and as such statute is applied in the Isle of Man in relation to the Steam Packet Scheme, covering the employment of all its employees who are members of the Pension Schemes and so far as the Vendor is aware there is no reason why any such certificate should be withdrawn or cease to apply.

        10.8 None of the Liverpool-Dublin Employees is presently, prospectively or contingently entitled to any relevant benefits within the meaning of section 612 of the Income and Corporation Taxes Act 1988 on early retirement following termination of employment due to redundancy or severance or other compulsory termination of employment or other termination of employment at the instance of the employer which would not be payable to the Employee on early retirement in other circumstances of good health.

        10.9 Particulars are disclosed in the Disclosure Letter of all employees of all of the Group Companies and of all Liverpool-Dublin Employees who are active members of any of the Pension Schemes.

11    INSURANCE

        11.1 The particulars of the insurance policies ("the Insurances") given in the Disclosure Letter are true in all material respects.

        11.2 All the Insurances are in full force and effect. So far as the Vendor is aware, there are no circumstances which might lead to any liability under any of the Insurances being avoided by the insurers. There is no material claim outstanding under any of the Insurances nor is the Vendor aware of any circumstances likely to give rise to such a claim.

12    LEGAL PROCEEDINGS

        12.1 So far as the Vendor is aware, other than customer complaints in the ordinary course of business, no Group Company is engaged or involved in nor has it received written notice threatening it with nor is it aware of any disputes which may give rise to—

  (a)
  any litigation, prosecution, arbitration or other legal proceedings (whether as plaintiff, defendant or third party), except for normal debt collection;

  (b)
  any proceedings or enquiries before any tribunal, board of enquiry, commission or any other administrative body, whether judicial or quasi-judicial;

  (c)
  any dispute with the Commissioners of Inland Revenue, the Commissioners of Customs & Excise, the Isle of Man Assessor of Income Tax or the Isle of Man Treasury Customs & Excise Division; or

  (d)
  any industrial dispute, action or matter which has been referred to ACAS or the Manx Industrial Relations Service for advice, conciliation or arbitration.

13    INSOLVENCY

        13.1 No order has been made or resolution passed for the winding up of a Group Company and there is not outstanding—

  (a)
  any petition or order for the winding up of a Group Company;

  (b)
  any receivership of the whole or any part of the undertaking or assets of a Group Company;

  (c)
  any petition or order for the administration of a Group Company; or

  (d)
  any voluntary arrangement between a Group Company and any of its creditors.

        13.2 So far as the Vendor is aware, there are no circumstances which would entitle any person to present a petition for the winding up or administration of a Group Company or to appoint a receiver of the whole or any part of its undertaking or assets.

        13.3 No Group Company is deemed unable to pay its debts within the meaning of section 163 of the Isle of Man Companies Act 1931.

14    RECORDS AND DATA

        14.1 The accounting records and registers, books and other records of each Group Company are kept in its possession, under its control or in accordance with the Management Services Agreement, and contain a reasonably accurate record of the matters which they ought to record.

        14.2 All data used by each Group Company in its business is held by that Group Company on its own Computer Systems or in accordance with the Management Services Agreement; and each Group Company is registered in accordance with the Legislation applicable to holding, processing or using data (including any provision of such Legislation relating to the processing of personal data) and has effected all necessary registrations and obtained all necessary consents for the use and processing of personal data.

PART 2—THE REAL PROPERTY

15    THE REAL PROPERTY

        15.1 The properties listed in Schedule 3 are the only properties owned or occupied by any Group Company and save as disclosed in the Certificates no Group Company requires any other property for its business or uses any other property for any other purpose.

        15.2 No Group Company has any obligations or liabilities in respect of any real property other than the Real Property save as disclosed in the Certificates.

        15.3 Each property comprised within the Real Property is occupied by the Group Company named in column (4) of Schedule 3.

        15.4 No person other than a Group Company is in occupation of or in receipt of any rents or profits from the Real Property, nor has any rights of any kind in respect of the Real Property, except pursuant to a right disclosed in column (3) of Schedule 3.

        15.5 The solicitors who have prepared the Certificates have been provided with all documents relating to the Real Property of which the Vendor has knowledge or of which the Vendor ought to have knowledge together with such other information in the possession of the Vendor as is material for the purposes of giving the Certificates.

        15.6 All statements made by the Company in the Certificates are true and accurate in all material respects.

        15.7 All material details of the rights of occupation and use of the facilities at Pier Head Liverpool (if any) are set out in the Disclosure Letter and the Vendor is aware that the Purchaser intends to place reliance thereon.

PART 3—TAX

16    TAX

        16.1 All registrations, returns, computations and notices which are or have been required to be made or given by each Group Company for any Tax purpose—

  (a)
  have been made or given within the requisite periods and on a proper basis and are up-to-date and correct in all material respects;

  (b)
  are not, or are not expected to be, the subject of any dispute with any Tax Authority; and

  (c)
  all Tax shown as due on such returns has been paid.

        16.2 Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its present and future liability to Tax in so far as it depends on any transaction occurring on or before Completion and has retained under its control or in its possession all records and documents which it is required by the law of any country to retain for tax purposes.

        16.3 Each Group Company has complied with all statutory provisions relating to Tax which require the deduction of Tax from any payment made by it, and has accounted for any such Tax which ought to have been accounted for.

        16.4 Each Group Company has complied with all material statutory provisions relating to VAT or other applicable sales taxes, including requirements with respect to record keeping and the making of returns, and has properly accounted for any such VAT.

        16.5 Each Group Company—

  (a)
  is separately registered for VAT in every jurisdiction in which it operates and has never been treated as part of a group of companies for VAT purposes in any jurisdiction;

  (b)
  is able to recover all material amounts of its VAT input tax in whichever jurisdiction it is incurred; and

  (c)
  does not own any asset and has not incurred any expense in respect of which Part XV of the UK VAT Regulations (Capital Goods Scheme) or its equivalents in any other jurisdiction applies.

        16.6 The Disclosure Letter contains all material particulars of any election to waive the exemption from VAT made or agreed to be made under schedule 10 to the Value Added Tax Act 1994 (or equivalent election under the law of any other relevant jurisdiction) by—

  (a)
  any Group Company; or

  (b)
  any person whose election (by reason of a close connection with the Group Company in question) is binding upon any Group Company under the law of the relevant jurisdiction as though it had been made by the Group Company itself, in respect of any property in which the Company has an interest and no event has occurred as a result of which any such election is and may cease to be valid and effective.

        16.7 So far as the Vendor is aware, all documents (other than those which have ceased to have any legal effect) to which any Group Company is a party and which are material to the business of such Group Company have been duly stamped where required and any stamp registration and transfer duties which are due in relation to such documents have been duly paid and no such document retained in a particular jurisdiction would attract duty if brought into another jurisdiction.

        16.8 The level of deferred tax provision (if any) in the Accounts is consistent with UK GAAP.

        16.9 No Group Company has entered into any arrangements whereby any Member of the Group obtains the benefit of any losses or other tax relief arising in another company in respect of which any payment remains due or outstanding, or where the effectiveness of such arrangements is likely to be challenged by any Tax Authority.

        16.10 So far as the Vendor is aware, no Group Company is involved in any dispute with any Tax Authority concerning any matter expected to affect the business of such Group Company in any material way and no Group Company has, within the previous three years, been subject to any non-routine audit or investigation by any Tax Authority.

        16.11 Each Group Company has at all times since incorporation been exclusively resident for tax purposes in its country of incorporation or organisation according to the laws of such country, and will be so resident at Completion.

        16.12 The entry into or Completion of this Agreement will not result in any charge to Tax accruing to any Group Company as a result of that Group Company having previously acquired any asset from another company which was at the time of that acquisition a member of the same group for any Tax purpose.

        16.13 None of the Assets which are owned by any Group Company are the subject of any charge, power of sale or mortgage in favour of any Tax Authority.

        16.14 The Disclosure Letter contains all material details of every—

  (a)
  claim, election or disclaimer taken into account for the purposes of the Accounts or return required to be made by the Company and in each case the time limit for making of which will not have expired on or before Completion; and

  (b)
  subsisting formal or informal arrangement or agreement entered into by the Company with any Tax Authority with regard to any of its Tax affairs.

PART 4—INTELLECTUAL PROPERTY

17    INTELLECTUAL PROPERTY

        17.1 Trade marks material to the business of the Group are listed in Part 1 of Schedule 4.

        17.2 Save in respect of any Intellectual Property which is the subject of an IT Contract or Intra-Group Trade Mark Licences which have been granted to the Vendor or one of the Group Companies, a Group Company is the sole legal and beneficial owner of all Intellectual Property (including the subject matter thereof) free from all liens, charges, equities, encumbrances, licences and adverse rights of any description.

        17.3 As far as the Vendor is aware, none of the Intellectual Property is subject to any challenge or attack by a third party or competent authority.

        17.4 So far as the Vendor is aware, no Group Company or any other party is in material breach of any Intra-Group Trade Mark Licence.

        17.5 No Group Company has been, within the six years preceding the date of this Agreement, party to any legal proceedings relating to any Intellectual Property.

        17.6 There are no outstanding or potential claims against any Group Company under any contract or under section 40 of the Patents Act 1977 for employee compensation in respect of any Intellectual Property.

        17.7 So far as the Vendor is aware, the carrying on of the Group Company's business or businesses as presently constituted does not require, and has not at any time required, any licences or consents or the making of royalty or similar payments by any Group Company to any third party relating to intellectual property.

        17.8 So far as the Vendor is aware, no Group Company's activities infringe any intellectual property rights belonging to or vested in any third party.

        17.9 Insofar as Intellectual Property is not owned by a Group Company, its use is licensed to the relevant Group Company under the Intra-Group Trade Mark Licences or its benefit is received pursuant to the Management Services Agreement and/or the IT Contracts.

        17.10 The Intellectual Property, the IT Contracts, and the rights granted to the Group under the Management Services Agreement comprise all material intellectual property required by the Group for its business or businesses as presently constituted.

        17.11 Sea Containers Services Limited is the registered proprietor of the "SeaCat" and "SuperSeaCat" trade marks and is the owner of the goodwill in those trade marks acquired through the use of those trade marks in the business carried on by the Group.

18    COMPUTER SYSTEMS AND IT CONTRACTS

        18.1 All IT Contracts material to the business of the Group are listed in Part 3 of Schedule 4 and are either in the name of one of the Group Companies or the benefit of the IT Contracts is provided to the Group pursuant to the Management Services Agreement.

        18.2 All material IT Contracts are in force and, (save as disclosed), none is subject to possible termination as a result of the transfer of the Shares.

        18.3 So far as the Vendor is aware, no Group Company has materially breached the Data Protection Act 1998 (and subordinate legislation or the Manx Computer Security Act 1992 or the Manx Data Protection Act 2002).

        18.4 The communications systems and computer systems provided to the Group pursuant to the Management Services Agreement together with such systems as are owned by the Group comprise all such systems required by the Group to carry on its business as presently constituted.

        18.5 The Databases are—

  (a)
  legally and beneficially owned by the relevant Group Company free from any legal or equitable charge, mortgage, encumbrance, right, interest or claim by any person; and

  (b)
  in the possession or under the control of the relevant Group Company.

        18.6 So far as the Vendor is aware, no Group Company or any other party is in material breach of any IT Contract.

PART 5—ENVIRONMENTAL

19    ENVIRONMENTAL

        19.1 So far as the Vendor is aware, during the last three years—

  (a)
  in the conduct of its business and dealing with its assets, no Group Company has been in material breach of any applicable Environmental Laws; and

  (b)
  no Group Company has been in material breach of its obligations under its Environmental Permits.

        19.2 No written notice has been received by a Group Company during the last three years in which an Environmental Authority has alleged the existence of a material breach of Environmental Laws.

        19.3 All material Environmental Permits necessary at today's date for the business of each Group Company have been obtained and each Group Company complies in all material respects with such Permits.

        19.4 There is no outstanding order, judgment, award or decision of an Environmental Authority under Environmental Law against a Group Company in respect of any act or omission of the Group Company during the last three years.

PART 6—SHIPPING

20    SHIPPING

        20.1 Save as disclosed in the Disclosure Letter—

  (a)
  each of the Owned Vessels is in the absolute ownership of the Steam Packet which is the sole legal and beneficial owner of each such vessel free from encumbrances (other than those listed in the Escrow Deed);

  (b)
  each of the Owned Vessels is registered in the name of the Steam Packet under the laws and flag of the Isle of Man (in the case of Ben-my-Chree and Lady of Mann) and under the laws and flag of the United Kingdom (in the case of SeaCat Danmark);

  (c)
  SeaCat Danmark is bareboat chartered to Hoverspeed on the terms of a bareboat charter dated 1 January 2003 for a period of 12 months plus or minus 15 days in Hoverspeed's option from the date of delivery into the charter service on or about 1 January 2003;

  (d)
  each of the Owned Vessels holds a valid and up to date classification certificate and there are no outstanding or overdue conditions imposed by the relevant classification society of each of the Owned Vessels which conditions either have not been or are not being complied with to the satisfaction of the relevant classification society in accordance with their terms;

  (e)
  so far as the Vendor is aware there are no actual, threatened or pending claims from third parties which have resulted or which might result in court, arbitral or similar proceedings against the Owned Vessels and/or the Steam Packet as owners of the Owned Vessels;

  (f)
  no vessels other than the Owned Vessels are in the legal and beneficial ownership of Steam Packet or any other Group Company;

  (g)
  the particulars of the Owned Vessels insurances in respect of protection and indemnity risks and hull and machinery risks given in the Disclosure Letter ("Owned Vessels Insurance") are true in all material respects;

  (h)
  all of the Owned Vessels Insurance are in full force and effect. So far as the Vendor is aware there are no circumstances which might lead to any liability under any of the Owned Vessels Insurances being avoided by the insurers. There is no material claim outstanding under any of the Owned Vessels Insurances nor is the Vendor aware of any circumstances likely to give rise to such a claim; and

  (i)
  other than the "SeaCat Danmark" charter to Hoverspeed dated 1 January 2003, the Owned Vessels are not subject to any existing or future charter arrangements.

        20.2 Save as disclosed in the Disclosure Letter—

  (a)
  each of the Chartered-in Vessels is in the absolute ownership of (in the case of SeaCat Isle of Man) SeaCat 2 Limited and (in the case of SuperSeaCat Two) K/S UL SuperSeaCat, which are the respective sole legal and beneficial owner of each such vessel;

  (b)
  each of the Chartered-in Vessels is registered (in the case of SeaCat Isle of Man) in the name of SeaCat 2 Limited and (in the case of SuperSeaCat Two) in the name of K/S UL SuperSeaCat, in each case under the laws and flag of the United Kingdom;

  (c)
  each of the Chartered-in Vessels is bareboat chartered to the Steam Packet (in the case of SeaCat Isle of Man) on the terms of a bareboat charter dated 28 December 2002 for a period of 12 months plus or minus 15 days in the option of Steam Packet commencing on or about 1 January 2003 and (in the case of SuperSeaCat Two) on the terms of a bareboat charter dated on or about 26 February 2003 (together the "Charters") for a period of 48 months plus or minus 15 days in the option of Steam Packet commencing on or about 28 February 2003;

  (d)
  each of the Chartered-in Vessels is currently being operated by the Steam Packet and is not subject to any existing or future sub-charter arrangements with third parties nor subject to any variation of the original terms of the Charters;

  (e)
  no vessels other than the Chartered-in Vessels are currently chartered by Steam Packet or any other Group Company;

  (f)
  so far as the Vendor is aware there are no actual, threatened or pending claims arising under the Charters which have resulted or which might result in court, arbitral or similar proceedings arising out of the Charters;

  (g)
  each of the Chartered-in Vessels holds a valid and up to date classification certificate and there are no outstanding or overdue conditions imposed by the relevant classification society of each of the Chartered-in Vessels which conditions either have not been or are not being complied with to the satisfaction of the relevant classification society in accordance with their terms;

  (h)
  the particulars of the Chartered-in Vessels insurances in respect of protection and indemnity risks and hull and machinery risks given in the Disclosure Letter ("Chartered-in Vessels Insurance") are true in all material respects;

  (i)
  all the Chartered-in Vessels Insurance are in full force and effect. So far as the Vendor is aware there are no circumstances which might lead to any liability under any of the Chartered-in Vessels Insurances being avoided by the insurers. There is no material claim outstanding under any of the Chartered-in Vessels Insurances nor is the Vendor aware of any circumstances likely to give rise to such a claim.

        20.3 Save as disclosed in the Disclosure Letter—

  (a)
  Pontus is in the absolute ownership of Nordea Finans Finland Ab which is the sole legal and beneficial owner of Pontus;

  (b)
  Pontus is registered in the name of Nordea Finans Finland Ab under the laws and flag of Finland;

  (c)
  Pontus is leased by Nordea Finans Finland Ab to Silja Line Oy on the terms of a lease which commenced on or about 26 March 2002 and bareboat chartered by Silja Line Oy to Ferry & Port Holdings Limited on the terms of a bareboat charter dated 12 July 2002 and is sub-chartered on the terms of a bareboat charter dated 12 July 2002 to the Steam Packet for a period of 122 months commencing on or about 25 January 2002;

  (d)
  Pontus is not subject to any existing or future sub-charter arrangements from the Steam Packet to any third party;

  (e)
  the particulars of the Pontus insurance given in the Disclosure Letter ("Pontus Insurance") is true in all material respects;

  (f)
  the Pontus Insurance is in full force and effect. So far as the Vendor is aware there are no circumstances which might lead to any liability under any of the Pontus Insurance being avoided by the insurers. There is no material claim outstanding under any of the Pontus Insurance nor is the Vendor aware of any circumstances likely to give rise to such a claim;

  (g)
  so far as the Vendor is aware there are no actual, threatened or pending claims arising under the bareboat charter to the Steam Packet dated 12 July 2002 which have resulted or might result in court, arbitral or similar proceedings, nor arising out of the bareboat charter between Silja Line Oy and Ferry & Port Holdings Limited dated 12 July 2002.

PART 7—LIVERPOOL-DUBLIN BUSINESS

21    LIVERPOOL-DUBLIN BUSINESS

        21.1 As at Completion, the list of assets in Schedule 1 to the Business Transfer Agreement will be true and accurate in all material respects.

        21.2 As at Completion the assets acquired by Fairview under the Business Transfer Agreement will be—

  (a)
  the absolute and sole property of Fairview free from any lien, option, mortgage, charge, lease, licence, covenant, condition, agreement or other encumbrance;

  (b)
  in the case of tangible assets, in the possession or under the control of the Fairview; and

  (c)
  all the assets required to carry on the Business in the same manner and to the same extent as the Business was carried on prior to the date hereof.

        21.3 So far as the Vendor is aware, all plant, machinery, equipment to be sold pursuant to the Business Transfer Agreement are in a reasonable state of repair in view of the age and use to which they are put.

        21.4 Schedule 2 to the Business Transfer Agreement contains details of all the material contracts entered into by Hoverspeed or other Vendor Group companies in the course of the business relating to the Liverpool-Dublin Business and which will be outstanding at Completion.

        21.5 As at 9 July 2003 the employees listed in Schedule 3 to the Business Transfer Agreement were all the employees employed in the Liverpool-Dublin Business.

        21.6 The Steam Packet holds all material licences, consents, permits and approvals necessary to enable it to carry on the Liverpool-Dublin Business in the manner in which it is now carried on and no written notice has been received by the Steam Packet that it has failed to comply with any material terms and conditions of such licences, consents, permits and approvals which are to be performed by it or that any of them is liable to be superseded, cancelled or revoked and Steam Packet has complied in all material respects with such licences, consents, permits and approvals.

        21.7 As at the date of this Agreement, there is no outstanding judgment or court order against Hoverspeed or any Group Company in relation to the Liverpool-Dublin Business or any of the assets relating thereto.

        21.8 As at the date of this Agreement, there is no outstanding litigation, prosecution, arbitration, administrative or criminal proceedings or other legal proceedings relating to the Liverpool-Dublin Business or any of the assets relating thereto nor has Hoverspeed, the Vendor's Group or any Group Company received notice threatening any such action or proceedings.

        21.9 Apart from the MNOPF, the MNRPP and the Sea Containers 1990 Scheme (together the "Disclosed Schemes") and as disclosed in relation to the MNRPF, there are no retirement benefits schemes to which Sea Containers Ferries Scotland Guernsey Limited and SeaCat Scotland Guernsey Limited have contributed or under which any of the employees who are employed in the Liverpool-Dublin Business are or will be entitled to benefit and—

  (a)
  all contributions to the Disclosed Schemes which have fallen due for payment have been paid;

  (b)
  the employment of each Employee who is in contracted-out employment as defined in section 7 of the Pension Schemes Act 1993 by reference to the Disclosed Schemes is covered by a current contracting-out certificate for the purposes of that Act.

        21.10 None of the assets listed in Schedule 1 to the Business Transfer Agreement are capital items the input tax on which may be subject to adjustment under part XV Value Added Tax Regulations 1995 (or equivalent provisions in other relevant jurisdictions).

        21.11 None of the Liverpool-Dublin Employees has any holiday entitlement accrued in respect of service before the beginning of the calendar year 2003.

        21.12 The Liverpool-Dublin Business Accounts have been prepared using accounting policies and practices which are in accordance with generally accepted accounting principles in the United Kingdom and the Liverpool-Dublin Business Accounts have been properly extracted from the accounting records of Hoverspeed and do not materially misstate the profits and losses and assets and liabilities of the Liverpool-Dublin Business for the financial period to which they relate.

        21.13 The Liverpool-Dublin Business Accounts have been prepared on a basis consistent with that adopted in the preparation of the trial balances for the Liverpool-Dublin Business for each of the last three preceding financial years.

PART 8—VENDOR'S GROUP SERVICES

22    VENDOR'S GROUP SERVICES

        22.1 With the exception of printing, publishing, advertising, freight booking and processing, cash banking, payroll administration, accounting, invoice processing, cash management, capex control, claims notification and settlement, accounts payable, insurance, ship procurement and chartering, naval architecture, treasury, fuel hedging, ship safety management systems, website development, legal, personnel, public relations, travel agency and property management services, the New Management Services Agreement provides such services previously provided by the Vendor's Group to the Group which are reasonably necessary for the business of the Group to continue to be operated after the date hereof as it was operated immediately prior to the date hereof.

        22.2 All services and functions provided or performed by or on behalf of the Vendor's Group to the Group which are not covered by the Management Services Agreement which are of an operational (not administrative) nature have been charged by the Vendor's Group to the Group at an amount which is not less than would be charged on an arm's length basis.

SCHEDULE 6

LIMITATIONS TO THE WARRANTIES

INTERPRETATION AND APPLICATION

        1      In this Schedule "Claim" means a claim for breach of any of the Warranties.

        2      The provisions of paragraphs 4, 5 and 8 of this Schedule shall not apply to any Claim for breach of the Warranties set out in paragraphs 5.1, 5.2, 5.3 and 5.4 of Schedule 5.

        3      The provisions of this paragraph 3 and paragraphs 4 to 13 (inclusive), which provisions have the effect of limiting the Vendor's liability under the Warranties, will remain in force and be fully applicable after Completion.

TIME LIMIT FOR MAKING CLAIMS

        4      The Vendor shall not (subject to paragraph 9) be liable for a Claim unless—

  (a)
  the Purchaser gives to the Vendor written notification of the particulars of the Claim—

  (i)
  in the case of a Claim relating to Tax, before 31 December 2009; and

  (ii)
  in any other case, before 31 May 2005; and

  (b)
  either (i) liability for the Claim is accepted by the Vendor in writing, or (ii) the Purchaser initiates court proceedings in respect of the Claim and duly served on the Vendor, in either case within six months from the date of notification of the Claim under paragraph 4(a).

  Time shall be of the essence for the purpose of paragraph 4 and the provisions of clause 17.12 shall not apply to paragraph 4.

EXCLUSION OF SMALL CLAIMS

        5      The Vendor shall not (subject to paragraph 10) be liable for a Claim or a claim under the Tax Deed unless the amount payable in respect of that Claim or claim—

  (a)
  individually exceeds £20,000; and

  (b)
  when aggregated with all other such claims or Claims in aggregate exceeds £1,500,000.

  In that event the Vendor shall be liable for the whole amount of such claim(s) and not only for the excess.

        6      For the purpose of paragraph 5, a Claim or a claim made in respect of events, circumstances, acts or omissions which are unrelated or unconnected shall be treated as two or more separate Claims or claims provided that for the avoidance of doubt a Claim or a claim made in respect of events, circumstances, acts or omissions which are related or connected shall be treated as a single Claim or a claim.

        7      For the purpose of determining the amount of a Claim or a claim in paragraph 5, no account will be taken of any amount for which the Vendor has no liability by virtue of any other paragraph of this Schedule and, subject thereto, the amount of such Claim or claim shall be taken as being the amount agreed or finally determined to be payable in respect of that Claim or claim.

MAXIMUM LIABILITY

        8      The total liability (including liability for interest and for legal and other professional costs of the Purchaser if any) of the Vendor under the Warranties and under the Tax Deed in aggregate shall not (subject to paragraph 9) exceed the total amount of the Consideration.

FRAUDULENT MISREPRESENTATION

        9      The provisions of paragraphs 4, 5 and 8 shall not apply to any Claim or claim under the Tax Deed which arises from (or where the delay in the discovery of the Claim or claim under the Tax Deed arises from) fraud or deceit on the part of the Vendor.

OTHER LIMITATIONS OF LIABILITY

        10    The Vendor shall not be liable for any Claim—

  (a)
  to the extent of any amount which is allowed for, provided against, reserved for or otherwise taken into account in the Accounts or the Balance Sheet of which details in relation to the liability to which the Claim relates are given in the Accounts or the Balance Sheet;

  (b)
  to the extent that the Claim would arise or the amount of the Claim would be increased after the date of this Agreement as a result of—

  (i)
  the enactment of any Legislation;

  (ii)
  a judgment or change in the interpretation or application of any law or of any ruling or practice of any administrative authority (including taxing authorities);

  (iii)
  a change in the basis or method of calculation of Tax made after the date of this Agreement;

  (iv)
  the amendment, modification or withdrawal of any extra-statutory concession previously made available by the Inland Revenue, HM Customs & Excise, the Isle of Man Assessor of Income Tax, the Isle of Man Treasury Customs & Excise Division or any other Tax Authority; or

  (v)
  a change in any accounting policy or practice adopted by the Company or any Member of the Group except where such change is in accordance with generally accepted accounting principles and/or practices and such change is required in order to correct any non-compliance by the Company or any Member of the Group with generally accepted accounting principles and/or practices prior to the date of this Agreement.

  (c)
  to the extent that a claim under the Tax Deed arises in respect of the same matter and has been paid or otherwise satisfied;

  (d)
  to the extent that the liability to which the Claim relates is attributable to any act, omission, transaction or arrangement of the Purchaser (or persons deriving title from it), or any Member of the Purchaser's Group (including any change in the date to which any Group Company makes up its accounts, the accounting policy or treatment used in preparing the accounts of any Group Company or in the accounting bases or conventions upon which any Group Company values its assets except where such change is in accordance with generally accepted accounting principles and/or practices and such change is required in order to correct any non-compliance by the Company or any Member of the Group with generally accepted accounting principles and/or practices prior to the date of this Agreement) which act, omission, transaction or arrangement—

  (i)
  was not in the ordinary course of business of the Group as carried on prior to the date of this Agreement including where such act, omission, transaction or arrangement arises by virtue of a breach by the Purchaser of its obligations in clause 7.11 of this Agreement except where such act omission, transaction or arrangement arises by virtue of a breach by the Vendor of its obligations in clauses 7.8 and 7.9 of this Agreement; or

    (ii)
    the Purchaser was aware that such act or omission could give rise to a liability under the Warranties (except in the event that such liability to which the Claim relates is wholly attributable to such act, omission, transaction or arrangement of the Vendor), to the extent that the same occurs after the date of this Agreement except where such act is undertaken to mitigate the Purchaser's loss arising out of a Warranty;

  (e)
  to the extent that any diminution or depletion in the value of the Shares arises or is increased as a result of or in connection with any delay or failure by the Purchaser or any Group Company to comply with the obligations of this Agreement; or

  (f)
  or a claim under the Tax Deed to the extent that such Claim or claim arises out of or in connection with Fairview being ineligible to rely upon the exemption under the UK Isle of Man Double Tax Treaty.

        11    If the Vendor has paid to the Purchaser any amount in respect of a Claim or any claim under the Tax Deed before the recovery by the Purchaser of any sum which is recovered (whether by way of insurance, indemnification or otherwise) by the Purchaser or a Member of the Purchaser's Group (otherwise than from another of those companies) in respect of the loss or damage suffered by reason of the relevant Claim or claim, the Purchaser shall repay to the Vendor, or procure the repayment to the Vendor of, the amount by which the Vendor's liability relating to such Claim or claim (as the case may be) is so reduced less the amount of any reasonable costs and expenses incurred in obtaining payment of that sum provided that—

  (a)
  the amount of such claim or Claim has been recovered in full; and

  (b)
  there are no other Claims or claims under the Tax Deed in respect of which liability has been either accepted by the Vendor or determined in court proceedings.

        12    The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

        13    If the Claim arises in connection with a liability of any Group Company which, at the time at which the Claim is notified to the Vendor, is contingent then the Vendor will have no obligation to make any payment to the Purchaser in respect of that Claim unless and until such time as the contingent liability ceases to be contingent and becomes an actual liability provided that this shall not invalidate the Claim.

PROCEDURE FOR MAKING A CLAIM

        14    If any matter which will or might give rise to a Claim comes to the notice of the Purchaser or a Member of the Purchaser's Group the following provisions shall apply—

  (a)
  the Purchaser shall on a monthly basis notify the Vendor in writing of any matter which it knows or believes will or might give rise to a Claim in as much detail as is reasonably practicable in the circumstances;

  (b)
  neither the Purchaser nor any Member of the Purchaser's Group shall make any admission of liability or take any other action (save as required by law or by a Competent Authority) in connection with the matter without previous consultation with the Vendor;

  (c)
  the Purchaser shall have sole conduct of the matter but shall keep the Vendor informed as to all material events until the matter is settled;

  (d)
  the Purchaser shall give the Vendor the opportunity to meet with the Purchaser to discuss the conduct of the matter and the Purchaser shall listen to any representations the Vendor may wish to make in relation to such matter before the matter is settled; and

  (e)
  subject to the Purchaser being indemnified by the Vendor to its reasonable satisfaction against all reasonable costs and expenses which might be incurred by it as a result of compliance with this clause, the Purchaser shall provide and shall procure that subject to the Vendor giving the Purchaser reasonable notice each Member of the Purchaser's Group provides, the Vendor and the Vendor's professional advisers with reasonable access during normal business hours to premises, personnel and to all relevant assets, documents, records and information within the power, possession or control of any Member of the Purchaser's Group for the purpose of investigating the matter and the Vendor shall at its own cost be entitled to copies of any of the documents, records and information.

  The Purchaser shall procure that each Member of the Purchaser's Group complies with the provisions of this paragraph expressed to be binding on it.

        15    Nothing contained in this Schedule shall limit the Purchaser's obligations at common law or the obligation of any Group Company to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any Claim.

SCHEDULE 7

PENSIONS

1      INTERPRETATION

        1.1   Definitions

        In this Schedule, where the context admits:

"Actuary"	means a Fellow of the Institute of Actuaries or of The Faculty of Actuaries or of any successor body to such Institute or Faculty;
"Transfer Value"	means the individual Cash Equivalent for each Transferring Employee;
"Cash Equivalent"
means in relation to each Transferring Employee who exercises a right to take a cash equivalent transfer to the Purchaser's Scheme the cash equivalent of such Transferring Employee's benefits calculated and verified in accordance with the Pension Schemes Act 1993;
"Company"	means the Steam Packet;
"Interest"
means, in respect of any period and any principal sum, an amount of interest (accruing daily and compounded monthly) at a rate equal to the base rate from time to time of Lloyds TSB Bank PLC plus 2 per cent per annum;
"Interim Period"	means the period from Completion until but excluding the Membership Transfer Date;
"Membership Transfer Date"
means the first day of the first calendar month to commence after the date which is 6 months after the date of Completion (or such earlier date as the Purchaser may determine by giving to the Vendor not less than 7 days' notice in writing setting out such date (such date to fall on the first day of a calendar month unless otherwise agreed by the Vendor) or on such later date as the Vendor and the Purchaser may agree in writing) unless the Purchaser defaults on any obligation under paragraph 2 and does not remedy the same within the period of 14 days from but excluding the date upon which the Vendor serves notice on the Purchaser of such breach in which event the Membership Transfer Date shall be such earlier date which is the day next following the last day of that 14 day period. Notwithstanding the foregoing if for any reason the Company is unable to participate in the Pension Scheme in accordance with paragraph 2.1 until the date which would (apart from this exception) be the Membership Transfer Date then the "Membership Transfer Date" means the day next following the date upon which the Company ceases so to participate in the Pension Scheme;

"Pension Scheme"
means the retirement benefits scheme known as the Sea Containers 1983 Pension Scheme which was established by a deed dated 20 September 1988 (or the trustees from time to time of that scheme, as the context requires);
"Pensionable Employee"	at any time means a Key Executive who at that time is both an employee of the Company and is, or apart from being absent from work would be, in pensionable service under the Pension Scheme;
"Purchaser's Scheme"	means the scheme or schemes nominated by or at the instance of the Purchaser pursuant to paragraph 3.1 (or the trustees or managers thereof as the context requires);
"Transferring Employee"	means a person who—
	(a)	on the day immediately prior to the Membership Transfer Date is a Pensionable Employee;
	(b)	becomes a member of the Purchaser's Scheme on the Membership Transfer Date pursuant to the offer of membership of the Purchaser's Scheme referred to in paragraph 3.2;
(c)
makes an application in writing to the trustees of the Pension Scheme pursuant to section 95(1) of the Pension Schemes Act 1993 to transfer the Cash Equivalent of his benefits to the Purchaser's Scheme on or before the date which is 3 calendar months after the Membership Transfer Date from the Pension Scheme in lieu of all the benefits otherwise payable under the Pension Scheme to or in respect of him; and
	(d)	in respect of whom a Cash Equivalent transfer is made to the Purchaser's Scheme.

        1.2   Statutory Terms

        In this Schedule, where the context admits, "exempt approved scheme", "personal pension scheme" and "retirement benefits scheme" have the same meanings as in the Income and Corporation Taxes Act 1988 ("the Taxes Act 1988"); "active member(s)", "contracted-out", "contracting-out certificate" and "guaranteed minimum pension" shall have the same meanings as in the Pension Schemes Act 1993, and "schedule of contributions" has the same meaning as in the Pensions Act 1995.

2      THE PENSION SCHEME

        2.1   Vendor's Undertakings

        The Vendor undertakes to the Purchaser to use all reasonable endeavours to procure that—

  (a)
  subject to the approval of the Pension Scheme under Chapter I, Part XIV of the Taxes Act 1988 not being prejudiced, the Company is permitted to participate in the Pension Scheme throughout the period which would (apart from the exception to the definition of "Membership Transfer Date") be the Interim Period for the benefit of the Pensionable Employees; and

  (b)
  save for the purposes of giving effect to the provisions of this Schedule or to the changes to be made to the Pension Scheme which have been announced to the members and disclosed to the Purchaser as at the date hereof or complying with any applicable law, regulation or requirement that until after payment has been made in full in accordance with Paragraph 4 from the date hereof no power or discretion under the Pension Scheme is exercised in a way which would or might, and no amendment is made to the benefit and contributions provisions of the Pension Scheme which would or might, adversely affect the Company and/or all or any of its employees save with the consent of the Purchaser (such consent may not be unreasonably withheld or delayed).

        2.2   Undertakings of the Purchaser and the Company

        The Purchaser shall procure that the Company shall—

  (a)
  pay to the Pension Scheme at calendar monthly intervals and not later than the 19th day of the following month the employer contributions which accrue to the Pension Scheme during the Interim Period in respect of the Pensionable Employees from time to time, such contributions to be deemed to be payable at an annual rate of 24.7 per cent of Scheme Pay plus 2 per cent for administrative expenses, as defined in the Pension Scheme's governing documentation, from time to time;

    plus the contributions (if any) payable during the Interim Period by the Pensionable Employees; and

    plus Interest on any such sum remaining unpaid from time to time from and including the last day of the calendar month in which the contributions to which such sum relates accrue to, but excluding, the date of payment of such sum with Interest (such Interest to be waived if such sum is paid by the said 19th day of the month next following the month in which such contributions accrue);

  (b)
  comply with the provisions of the Pension Scheme and in relation to the Pension Scheme the respective provisions of the Pension Schemes Act 1993, the Pensions Act 1995 and any other applicable laws, regulations and requirements;

  (c)
  if with the consent of the Vendor it exercises any right, power or discretion under the Pension Scheme, on demand, pay such contribution to the Pension Scheme as the Vendor's Actuary reasonably determines having regard to any increase in the liabilities of the Pension Scheme as a result of the exercise of such right, power or discretion;

  (d)
  exercise each other right or discretion conferred on it by or under the Pension Schemes Act 1993 and Pension Act 1995 as the Vendor from time to time reasonably directs;

  (e)
  co-operate with the Vendor and the trustees of the Pension Scheme in providing information about, and access to, its employees from time to time; and

  (f)
  comply in all other material respects with the provisions of the Pension Scheme during the Interim Period.

        2.3   Vendor's Protection

        This paragraph shall apply separately in relation to each person ("a Relevant Employee") who is or has been a Pensionable Employee.

        The Purchaser shall pay or procure to be paid to the Pension Scheme (or, in default of such payment within the 14 day period hereinafter mentioned, to the Vendor) an amount in cash equal to the sum of—

  (a)
  the amount by which the capital value of the benefits payable under the Pension Scheme to or in respect of the Relevant Employee is increased on or after Completion as a consequence of any act on the part of the Company on or after Completion except that in the case of any act in respect of which the Group Companies are required to pay additional contributions under paragraph 2.2(c) above the Vendor shall give credit for any such additional contributions paid by the Group Companies in respect of that act; plus

  (b)
  Interest on that amount in respect of the period from and including the last day the Relevant Employee is a Pensionable Employee (the "Exit Date") to but excluding the date upon which final payment is made in accordance with this paragraph 2.3.

  For the purposes of this paragraph 2.3—

    (i)
    the amount by which the capital value of the benefits is so increased ("the Increase") shall be taken to be the amount by which A exceeds B, where—

"A"	=	the capital value of the benefits payable under the Pension Scheme (whether immediately, prospectively or contingently) to or in respect of the Relevant Employee on and after the Exit Date; and
"B"	=
the capital value of the benefits which would have been so payable but for the aforesaid act (assuming when calculating B that if the aforesaid act gives rise to the Relevant Employee's employment terminating, the Relevant Employee left such employment of his own volition without that act occurring);
    (ii)
    the amount by which the capital value of the benefits is so increased shall be calculated as at the Exit Date. As soon as reasonably practicable after the Exit Date the amount of the Increase shall be determined by the Actuary of the Pension Scheme in accordance with the assumptions used to calculate the Cash Equivalents;

    (iii)
    payment shall be made within a period of 14 days of the amount of the Increase as determined in accordance with paragraph 2.3(ii) above.

        2.4   Contracting-out in Interim Period

        The Vendor and the Purchaser undertake to co-operate with each other with a view to procuring that the employment of the Pensionable Employees is contracted-out by reference to the Pension Scheme at all applicable times during the Interim Period.

3      THE PURCHASER'S SCHEME

        3.1   For the purposes of this Schedule the Purchaser shall nominate or procure the nomination of one or more of the following—

  (a)
  retirement benefits schemes which are, or which are designed to be capable of being, exempt approved schemes or Isle of Man exempt approved schemes;

  (b)
  personal pension schemes which are approved under Chapter IV, Part XIV of the Income and Corporation Taxes Act 1988 or the Income Tax Act 1989 of the Isle of Man;

  (c)
  stakeholder pension schemes which are registered by OPRA,

  that in each case is capable of accepting a transfer of contracted-out benefits from the Pension Scheme.

3.2   Purchaser to Offer Membership

        The Purchaser shall procure that each of the Key Executives on the Membership Transfer Date who was a Pensionable Employee immediately prior to that date is offered membership of the Purchaser's Scheme with effect as on and from the Membership Transfer Date.

        3.3   Circular Letter

        The Purchaser shall forthwith following the Membership Transfer Date write to each of the Key Executives who may become a Transferring Employee a letter (in terms approved by the Vendor) explaining the rights and options of the employee under the Pension Scheme and the benefits which will be provided for him if a transfer is made for him to the Purchaser's Scheme. The Vendor undertakes to co-operate with the Purchaser in the production of such letters. The Purchaser undertakes to procure that the Vendor and Pension Scheme are supplied with such information with regard to the Purchaser's Scheme as they may reasonably request.

4      PAYMENT OF TRANSFER VALUE

        4.1   The Vendor shall use all reasonable endeavours to procure that in respect of each Transferring Employee who exercises his rights to take a cash equivalent transfer to the Purchaser's Scheme a payment is made from the Pension Scheme to the Purchaser's Scheme within the permitted time limits under the cash equivalent legislation.

5      PROMOTION OF ACTIONS AND CHANGE OF TERMS

        5.1   The Purchaser undertakes that it will not and will procure that the Company will not promote, support or assist in any connection with any claim against the Pension Scheme or the trustees for the time being thereof or in any way suggest or advise that such a claim be brought or pursued other than to enforce the provisions of this Agreement.

        5.2   Subject as provided in paragraph 3.2 the benefits provided by the Purchaser's Scheme shall be determined by the Purchaser. Provided that the Vendor and the Pension Scheme each comply with the requirements of paragraph 5.3 below, the Purchaser shall indemnify and hold indemnified the Vendor and the Pension Scheme against claims made by or in respect of a member of the Pension Scheme on or after the Membership Transfer Date that relate to the benefits provided to or in respect of a member of the Pension Scheme in the Purchaser's Scheme in respect of future service after the Membership Transfer Date being less favourable than the benefits that would have been provided if they had remained in the Pension Scheme.

        5.3   The indemnity under paragraph 5.2 above shall not apply if any of the following conditions are not complied with—

  (a)
  neither the Vendor nor the Pension Scheme shall agree or accede to, resist or defend or compromise or settle or take any step in relation to any claim to which paragraph 5.2 above applies without the prior written consent of the Purchaser; and

  (b)
  the Vendor and/or the Pension Scheme, as the case may be, shall forthwith notify the Purchaser in writing of any claim to which paragraph 5.2 applies of which the Vendor or the Pension Scheme shall be notified; and

  (c)
  the Purchaser shall have the sole and exclusive conduct of any claims to which paragraph 5.2 above applies in place of the Vendor and the Pension Scheme; and

  (d)
  the Vendor and the Pension Scheme shall each take all reasonable steps to mitigate any loss which it is sought to recover under paragraph 5.2 above and shall each only recover costs and expenses to the extent that those costs and expenses are reasonable in amount and have been necessarily incurred.

6      ADDITIONAL VOLUNTARY CONTRIBUTIONS

        6.1   For the purpose of the foregoing provisions of this Schedule there shall be disregarded—

  (a)
  any benefits under the Pension Scheme which are attributable to additional voluntary contributions made to it by the members of the Pension Scheme and in respect of which the members are not entitled to benefits based on their final pensionable earnings (however defined);

  (b)
  any such additional voluntary contributions; and

  (c)
  any transfer in respect of any such benefits or additional voluntary contributions.

  The Vendor shall, nevertheless, use all reasonable endeavours to procure that the Pension Scheme transfers to the Purchaser's Scheme in respect of each of the Transferring Employees all such funds and assets of the Pension Scheme which represent any such contributions made by the Transferring Employees and the investment return on them.

7      CO-OPERATION

        The Purchaser and the Vendor undertake to co-operate to procure that all such notices and announcements to Pensionable Employees in relation to the arrangements under this Schedule during the Interim Period and after the Membership Transfer Date or as may be required by law or which are necessary to satisfy any requirements of the Inland Revenue, the Inland Revenue National Insurance Contributions Office, the Isle of Man Assessor of Income Tax and the Isle of Man DHSS are given and that no notices or announcements in writing or otherwise to the Employees of any class thereof informing them of any arrangements under this Schedule or the implementation thereof and which make reference to the Pension Scheme, or to any benefits thereunder or transfers therefrom are given unless they are approved by the Vendor (such approval not to be unreasonably withheld or delayed) and that any necessary submissions to the Inland Revenue and to the Isle of Man Assessor of Income Tax and the Isle of Man DHSS and all documents that are necessary in this connection are executed.

8      VENDOR INDEMNITIES

        The Vendor undertakes to the Purchaser for the Purchaser itself and for the Purchaser as trustee for the benefit of the Company to indemnify the Purchaser and the Company from and against all and any liabilities, obligations, costs, claims, expenses, demands, losses and proceedings whatsoever arising out of or in connection with—

  (a)
  any liability of the Purchaser or the Company which shall at any time arise in relation to the Sea Containers 1983 Scheme or the Sea Containers 1990 Scheme under section 75 of the Pensions Act 1995; and

  (b)
  any liability of the Purchaser or the Company to contribute to the Pension Scheme during or in respect of the Interim Period at a rate exceeding the rate or rates provided for in paragraphs 2.2(a), (c) and 2.3 above.

SCHEDULE 8

ADJUSTMENT OF CONSIDERATION

PART 1—PREPARATION OF THE BALANCE SHEET AND WORKING CAPITAL STATEMENT

        1.1   The Balance Sheet and Working Capital Statement shall be prepared in the same format as that set out in the pro-forma in the Annexure and

  (a)
  in accordance with the specific accounting treatments set out in Part 2 of this Schedule 8 ("Special Instructions"); and subject thereto

  (b)
  adopting the same accounting principles, policies, treatments and categorisations as were used in the preparation of the Accounts or the Liverpool-Dublin Business Accounts as applicable, as there applied, and applied on a basis consistent with their application in the Accounts or the Liverpool-Dublin Business Accounts (as the case may be) including in relation to the exercise of accounting discretion and judgement; and subject thereto

  (c)
  where neither the specific accounting treatments set out in Part 2 below nor the Accounts deal with a matter, by reference to UK GAAP.

        For the avoidance of doubt, paragraph (a) shall prevail over paragraphs (b) and (c), and paragraph (b) shall prevail over paragraph (c).

PART 2—SPECIAL INSTRUCTIONS

SPECIAL INSTRUCTIONS

        2.1   For the avoidance of doubt the Balance Sheet and Working Capital Statement are respectively to include those assets, liabilities and working capital balances relating to the Liverpool-Dublin Business which are to be transferred to or assumed by Fairview under the terms of the Business Transfer Agreement notwithstanding that those assets and liabilities are being transferred with effect from completion of the Business Transfer Agreement (and not at 11.59pm on 1 July 2000), and the definitions of Available Working Capital and Cash and Intra-Group Financing shall be construed accordingly.

        2.2   Balances which represent Net Intra-Group Financing are to be excluded from the Working Capital Statement as are dividends payable.

        2.3   No provisions additional to those held at 31 December 2002 are to be made against stocks of vessel spares or uniforms except for a provision against uniforms of £160,000.

        2.4   Advance payments on capital projects are to be excluded from the Working Capital Statement.

        2.5   A holiday pay accrual of £200,000 will be included within the Working Capital Statement.

        2.6   Accrued interest receivable, accrued interest payable and deferred financing fees are to be excluded from the Working Capital Statement.

        2.7   All balances relating to pensions are to be excluded from the Working Capital Statement except for short-term timing differences on contributions payable.

        2.8   Any payment to be made by the Vendor's Group to the Group in settlement of Intra-Group Financing shall be ignored for the purpose of the preparation of the Balance Sheet.

        2.9   Accrual will be made for unpaid costs incurred, including vouchers and discounts given, in respect of passengers displaced on the sailings cancelled in the period the SuperSeaCat II is out of service immediately following the damage it suffered on 29 June 2003, together with retail and catering revenue lost on these cancelled sailings and the costs of additional sailings of SeaCat Isle of Man, less revenue, received or receivable from these passengers and less fuel, call charges, traffic dues and other costs saved. Accrual will also be made for the cost of repair of this damage to the extent it is incurred by the Group and is uninsured.

        2.10 An accrual for management relocation amounting to £15,000 will be included in the Working Capital Statement.

        2.11 "Trade Debtors including revenue collectable" will include freight debtors and those AFOS debtors in relation to travel agents only, and shall not include other debtors including, without limitation, other AFOS debtors or debtors otherwise included within Net Intra-Group Financing (including, without limitation those debtors which are private bookings (i.e. bookings otherwise through travel agents)).

        2.12 Intra-Group Trading Indebtedness shall include a £533,000 creditor in relation to Dublin Maritime Limited.

PART 3—PROCEDURE FOR PREPARATION, REVIEW AND AGREEMENT OF BALANCE SHEET AND WORKING CAPITAL STATEMENT AND FOR DEALING WITH DISPUTES

        3.1   As soon as possible and in any case within 45 days after the date of Completion, the Vendor shall procure that the Company will prepare, and the Vendor shall deliver a final draft of the draft Balance Sheet and draft Working Capital Statement to the Purchaser at its registered office (FAO Hamish Ross) with a copy to Montagu Private Equity Limited at 15th Floor, St James's House, Charlotte Street, Manchester M1 4DZ (FAO Simon Pooler) and the Purchaser shall give such access as may be necessary to the Vendor to enable the draft Balance Sheet and Working Capital Statement to be prepared. The Vendor shall allow the Purchaser access to its working papers and to those personnel of the Vendor's Group who prepared the draft Balance Sheet and draft Working Capital Statement.

        3.2   The Purchaser shall as soon as reasonably practicable and in any event within 21 days after receiving the draft Balance Sheet and draft Working Capital Statement pursuant to paragraph 3.1 serve either—

  (a)
  its confirmation of agreement with the draft Balance Sheet and draft Working Capital Statement; or

  (b)
  a notice in writing of those respects in which it disagrees with the draft Balance Sheet and draft Working Capital Statement, together with the reasons for its disagreement and (where practicable) specifying and quantifying the adjustments which, in its opinion, should be made to the draft Balance Sheet and draft Working Capital Statement.

        3.3   If the Purchaser gives the Vendor a confirmation in accordance with paragraph 3.2(a) above in the period and manner specified in paragraph 3.2 the draft Balance Sheet and draft Working Capital Statement will be the Balance Sheet and Working Capital Statement respectively and will be deemed to be binding on the parties to this Agreement. If no notice in writing in accordance with paragraph 3.2(b) is given by the end of the period specified in paragraph 3.2 above, the Purchaser will be deemed to have agreed that the draft Balance Sheet and Working Capital Statement will be the Balance Sheet and Working Capital Statement respectively.

        3.4   If a notice in writing is given under paragraph 3.2(b) above within the stipulated period, the Vendor and the Purchaser shall attempt in good faith to resolve any such disagreement within 14 days of such notice being served. Any resolution which enables the draft Balance Sheet and Working Capital Statement to be agreed shall be expressed in a certificate to be signed by both the Vendor and the Purchaser (a "Joint Resolution"). If a Joint Resolution is not agreed within this period any matter in dispute shall at any time thereafter be referred at the request of either the Vendor or the Purchaser to the decision of any independent firm of chartered accountants to be appointed by agreement between the Vendor and the Purchaser, or (in default) by the President for the time being of the Institute of Chartered Accountants in England and Wales (the "Independent Accountants") (whose costs shall be paid by the parties in equal shares or in accordance with the proportions so determined by the Independent Accountants) who shall act as experts (and not as arbitrators) in connection with the giving of such decision which shall, save in the event of manifest error, be binding on the Purchaser and the Vendor. In giving such decision on the particular matters in dispute, the Independent Accountants shall, having regard only to such matters and facts as are ascertained or capable of conclusive ascertainment on the date on which the final draft of the Balance Sheet and Working Capital Statement was prepared and delivered under paragraph 3.1, state what adjustments (if any) are to be made to the draft Balance Sheet and Working Capital Statement prepared by the Vendor under paragraph 3.1 in order that it shall comply with this Schedule 8.

        3.5   The Vendor and the Purchaser shall each give such assistance to the other as may be reasonably required to enable the draft Balance Sheet and Working Capital Statement to be prepared and agreed and the Purchaser shall procure that proper access to the books of account and accounting records of each Member of the Group is given to the Vendor for this purpose and if applicable, to the Independent Accountants appointed pursuant to paragraph 3.4 above and the Vendor shall allow the Purchaser and the Independent Accountants access to its working papers and to those personnel of the Vendor's Group who prepared the draft Balance Sheet and Working Capital Statement.

PART 4—ADJUSTMENT OF CONSIDERATION

4      ADJUSTMENT OF CONSIDERATION

        4.1   When the Balance Sheet and Working Capital Statement has become binding, the Provisional Consideration shall forthwith—

  (a)
  be increased by the amount (if any) by which the amount of Available Working Capital of the Group as at the date of this Agreement as shown by the Working Capital Statement is greater than £(1,546,000); or (as the case may be)

  (b)
  be reduced by the amount (if any) by which the amount of Available Working Capital of the Group as at the date of this Agreement as shown by the Working Capital Statement is less than £(1,546,000);

  (c)
  be increased by the amount (if any) by which the amount of Cash and Intra-Group Financing as at the date of this Agreement as shown by the Balance Sheet is greater than £29,316,000; or (as the case may be)

  (d)
  be reduced by the amount (if any) by which the amount of Cash and Intra-Group Financing as at the date of this Agreement as shown by the Balance Sheet is less than £29,316,000,

  and such Provisional Consideration so increased or reduced (if at all) shall be deemed to be the Consideration for the purpose of this Agreement.

        4.2   For the avoidance of doubt where Available Working Capital is a negative number, a smaller negative number is greater than £(1,546,000) and a larger negative number is less than £(1,546,000).

        4.3   Any increase or reduction in the Provisional Consideration shall be paid or repaid (as appropriate) by the Purchaser or the Vendor (as appropriate) in accordance with clause 4 of this Agreement.

THE ANNEXURE

PRO FORMA BALANCE SHEET AND WORKING CAPITAL STATEMENT

BALANCE SHEET

£000
Vessels	X
Properties	X
Owned other tangible fixed assets	X
Leased other tangible fixed assets	X
Operating fixed assets	X

Stock	X
Trade debtors including revenue collectable (net of provision for doubtful debts)	X
Prepayments and accrued income (excluding pensions)	X
Other debtors	X
Deferred costs (excluding deferred securitisation fees)	X
Intra-Group Trading Indebtedness (including deferred revenue collected)	X/(X	)

Debtors due in one year or under	X

Trade creditors	(X	)
VAT	(X	)
Deferred income	(X	)
Other creditors and accruals (excluding interest)	(X	)

Creditors due in one year or under	(X	)

Available Working Capital	X

Short term investments	X
Provisions for liabilities and charges	(X	)
SSAP 24 pension prepayment	X
Deferred securitisation fees	X
UK and Isle of Man corporation tax debtors (including amounts payable by the Vendor's Group)	X
UK and Isle of Man corporation tax creditors (including amounts payable to the Vendor's Group)	(X	)
Provision for deferred taxes	(X	)
Dividends payable	(X	)

Debt and cash free net assets	X

Cash on deposit, at bank or in hand	X
Intra-Group Financing Receivables	X
Intra-Group Financing Payables	(X	)

Net Intra-Group Financing	X

Cash and Intra-Group Financing	(X	)
External Debt	(X	)
Finance leases payable	(X	)

Net assets	X

Working Capital Statement

£000
Stock	X
Trade debtors including revenue collectable (net of provision for doubtful debts)	X
Prepayments and accrued income (excluding pensions)	X
Other debtors	X
Deferred costs (excluding deferred securitisation fees)	X
Intra-Group Trading Indebtedness (including deferred revenue collected)	X/(X	)

Debtors due in one year or under	X

Trade creditors	(X	)
VAT	(X	)
Deferred income	(X	)
Other creditors and accruals (excluding interest)	(X	)

Creditors due in one year or under	(X	)

Available Working Capital	X

SCHEDULE 9

PART 1—TERMS OF SALE OF SEACAT DANMARK BY THE STEAM PACKET TO SEACAT 2 LIMITED

        1      Parties—

    Sellers: the Steam Packet

    Buyers: SeaCat 2 Limited

        2      Vessel: "SeaCat Danmark".

        3      Purchase Price /consideration: transfer of SeaCat Isle of Man in accordance with Part 2 below.

        4      Deposit: none.

        5      Payment: none (see 3 above).

        6      Inspections: none. SeaCat 2 Limited has or is deemed to have inspected and accepted the vessel and her classification records and the sale is outright and definite subject only to the terms of this Part 1 and subject to and conditional upon the simultaneous sale of SeaCat Isle of Man under Part 2 below.

        7      Notices, time and place of delivery: delivery where she lies within 90 days of Completion on a date to be agreed between the Sellers and the Buyers, delivery and acceptance conditional upon delivery and acceptance of SeaCat Isle of Man in accordance with Part 2 below (which shall take place simultaneously). In the event that the either SeaCat Danmark or SeaCat Isle of Man becomes an actual, constructive or compromised total loss before delivery then there shall be no sale and the parties shall have no claim against the other.

        8      Drydocking/Divers Inspection: none.

        9      Spares/bunkers etc: no additional payment for bunkers and lubeoils. The Sellers shall deliver the Vessel with everything belonging to her on board and ashore. Any items to be excluded to be notified by Sellers to Buyers and agreed between the parties within 30 days of Completion.

        10    Place of Closing: London or such other place as may be agreed between the Sellers and the Buyers.

        11    Documentation: At the time of delivery the Seller shall furnish the Buyers with the following delivery documents: (i) legal bill of sale warranting that the vessel is free from all encumbrances, mortgages and maritime liens (ii) copy current certificate of ownership issued by the competent authorities of the flag state of the vessel (iii) confirmation of class issued by the vessel's Classification Society (iv) transcript of register (or other evidence) issued by the competent authorities stating that the vessel is at the date of delivery free from registered encumbrances (v) a deletion certificate for the vessel or an undertaking to deliver a deletion certificate within 21 days of delivery of the vessel and (vi) any such additional documents as may be reasonably be required by the competent authorities for the purpose of registering the vessel as notified by the Buyers to the Sellers as soon as possible after Completion.

  On delivery Buyers and Sellers to sign and deliver a Protocol of Delivery and Acceptance (in duplicate).

        Class certificates, other certificates, plans, technical documents etc to be handed to Buyers on the vessel on delivery. Buyers entitled to copies of all logbooks.

        12    Encumbrances: it shall be a condition of delivery and acceptance that the vessel at the time of delivery is free from all charters, encumbrances, mortgages and maritime liens.

        13    Taxes etc: any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

        14    Condition: the vessel shall be sold and delivered as is where is at the time of delivery with no terms, conditions or warranties implied as to the vessel's condition or otherwise in relation to the vessel. The vessel shall be delivered with class maintained free from conditions other than those disclosed pursuant to this Agreement and the Disclosure Letter.

        15    Buyers' Default/Sellers' Default: subject to the provisions of this Part 1, in the event of termination of the sale due to any default on the part of the Purchaser or the Vendor, neither party shall have a claim against the other for any losses, damages or expenses incurred in relation to the sale.

        16    Law and arbitration: English law, London arbitration. One arbitrator to be appointed by each party and a third arbitrator by the two arbitrators appointed.

PART 2—TERMS OF SALE OF SEACAT ISLE OF MAN BY SEACAT 2 LIMITED TO THE STEAM PACKET

        1      Parties—

    Sellers: SeaCat 2 Limited

    Buyers: the Steam Packet

        2      Vessel: "SeaCat Isle of Man".

        3      Purchase Price/consideration: transfer of SeaCat Danmark in accordance with Section A. above.

        4      Deposit: none.

        5      Payment: none (see 3 above).

        6      Inspections: none. The Steam Packet has or is deemed to have inspected and accepted the vessel and her classification records and the sale is outright and definite subject only and conditional upon to the terms of this Part 2 and subject to the simultaneous sale of SeaCat Danmark under Part 1 above.

        7      Notices, time and place of delivery: delivery where she lies within 90 days of Completion on a date to be agreed between the Sellers and the Buyers, delivery and acceptance conditional upon delivery and acceptance of SeaCat Danmark in accordance with Part 1 above (which shall take place simultaneously). In the event that either the SeaCat Isle of Man or the SeaCat Danmark becomes an actual, constructive or compromised total loss before delivery then there shall be no sale and the parties shall have no claim against the other.

        8      Drydocking/Divers Inspection: none.

        9      Spares/bunkers etc: no additional payment for bunkers and lubeoils. The Sellers shall deliver the Vessel with everything belonging to her on board and ashore. Any items to be excluded to be notified by Sellers to Buyers and agreed between the parties within 30 days of Completion.

        10    Place of Closing: London or such other place as may be agreed between the Sellers and the Buyers.

        11    Documentation: At the time of delivery the Seller shall furnish the Buyers with the following delivery documents, namely (i) legal bill of sale warranting that the vessel is free from all encumbrances mortgages and maritime liens (ii) copy current certificate of ownership issued by the competent authorities of the flag state of the vessel (iii) confirmation of class issued by the vessel's Classification Society (iv) transcript of register (or other evidence) issued by the vessel's Classification Society that the vessel is at the date of delivery free from registered encumbrances (v) a deletion certificate for the vessel or an undertaking to deliver a deletion certificate within 21 days of delivery of the vessel and (vi) any such additional documents as may be reasonably be required by the competent authorities for the purpose of registering the vessel as notified by the Buyers to the Sellers as soon as possible after Completion.

  On delivery Buyers and Sellers to sign and deliver a Protocol of Delivery and Acceptance (in duplicate).

        Class certificates, other certificates, plans, technical documents etc to be handed to Buyers on the vessel on delivery. Buyers entitled to copies of all logbooks.

        12    Encumbrances: it shall be a condition of delivery and acceptance that the vessel at the time of delivery is free from all charters, encumbrances, mortgages and maritime liens.

        13    Taxes etc: any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

        14    Condition: the vessel shall be sold and delivered as is where is at the time of delivery with no terms, conditions or warranties implied as to the vessel's condition or otherwise in relation to the Vessel. The vessel shall be delivered with class maintained free from conditions other than those disclosed pursuant to this Agreement and the Disclosure Letter.

        15    Buyers' Default/Sellers' Default: subject to the provisions of this Part 2, in the event of termination of the sale due to any default on the part of the Purchaser or the Vendor neither party shall have a claim against the other for any losses, damages or expenses incurred in relation to the sale.

        16    Law and Arbitration: English law, London arbitration. One arbitrator to be appointed by each party and a third arbitrator by the two arbitrators appointed.

PART 3—TERMS OF REDELIVERY OF SEACAT ISLE OF MAN UNDER THE BAREBOAT CHARTER
BETWEEN SEACAT 2 LIMITED AND THE STEAM PACKET DATED 28 DECEMBER 2002

        1      Payment of all accrued charter hire due under the charter to the time of redelivery.

        2      Time of redelivery: redelivery within 90 days of Completion on a date to be agreed, redelivery to take place on the same date and conditional upon the delivery and acceptance of the vessel in accordance with Part 2 above.

        3      Place of redelivery: as per charter.

        4      Subject to 1 above, the Owners and the Charterers shall have no claim against the other under the charter in relation to redelivery of the vessel and upon redelivery each party shall be released from all liability to the other under or in relation to the performance of all future obligations under the charter. All accrued obligations and liabilities at the time of redelivery to remain unchanged.

PART 4—TERMS OF REDELIVERY OF SEACAT DANMARK UNDER THE BAREBOAT CHARTER
BETWEEN THE STEAM PACKET AND HOVERSPEED DATED 1 JANUARY 2003

        1      Payment of all accrued charter hire due under the charter to the time of redelivery.

        2      Time of redelivery: redelivery within 90 days of Completion on a date to be agreed, redelivery to take place on the same date and conditional upon the delivery and acceptance of the vessel in accordance with Part 1 above.

        3      Place of redelivery: as per charter.

        4      Subject to 1 above, the Owners and the Charterers shall have no claim against the other under the charter in relation to redelivery of the vessel or otherwise and upon redelivery each party shall be released from all liability to the other under or in relation to the performance of all future obligations under the charter. All accrued obligations and liabilities at the time of redelivery to remain unchanged.

Signed by D J O'Sullivan	)	under seal of Sea Containers Ports
Director, for and on behalf of	)	and Ferries Limited
Sea Containers Ports and Ferries Limited	)
Signed by H A C Ross	)
Director, for and on behalf of	)
Windwood Limited	)
Signed by D J O'Sullivan	)	under seal of Sea Containers Ltd
Senior Vice President—Finance,	)
for and on behalf of	)
Sea Containers Ltd	)

QuickLinks

  Exhibit 2
CONTENTS
SCHEDULE 1 THE COMPANY
SCHEDULE 2 THE COMPANY'S SUBSIDIARY UNDERTAKINGS
SCHEDULE 3 THE REAL PROPERTY
SCHEDULE 4 PART 1—THE INTELLECTUAL PROPERTY
PART 2—INTRA-GROUP TRADE MARK LICENCES
PART 3—THE IT CONTRACTS
SCHEDULE 5 THE WARRANTIES PART 1—GENERAL
PART 2—THE REAL PROPERTY
PART 3—TAX
PART 4—INTELLECTUAL PROPERTY
PART 5—ENVIRONMENTAL
PART 6—SHIPPING
PART 7—LIVERPOOL-DUBLIN BUSINESS
PART 8—VENDOR'S GROUP SERVICES
SCHEDULE 6 LIMITATIONS TO THE WARRANTIES
SCHEDULE 7 PENSIONS
SCHEDULE 8 ADJUSTMENT OF CONSIDERATION PART 1—PREPARATION OF THE BALANCE SHEET AND WORKING CAPITAL STATEMENT
PART 2—SPECIAL INSTRUCTIONS
PART 3—PROCEDURE FOR PREPARATION, REVIEW AND AGREEMENT OF BALANCE SHEET AND WORKING CAPITAL STATEMENT AND FOR DEALING WITH DISPUTES
PART 4—ADJUSTMENT OF CONSIDERATION
THE ANNEXURE PRO FORMA BALANCE SHEET AND WORKING CAPITAL STATEMENT BALANCE SHEET
SCHEDULE 9 PART 1—TERMS OF SALE OF SEACAT DANMARK BY THE STEAM PACKET TO SEACAT 2 LIMITED
PART 2—TERMS OF SALE OF SEACAT ISLE OF MAN BY SEACAT 2 LIMITED TO THE STEAM PACKET
PART 3—TERMS OF REDELIVERY OF SEACAT ISLE OF MAN UNDER THE BAREBOAT CHARTER BETWEEN SEACAT 2 LIMITED AND THE STEAM PACKET DATED 28 DECEMBER 2002
PART 4—TERMS OF REDELIVERY OF SEACAT DANMARK UNDER THE BAREBOAT CHARTER BETWEEN THE STEAM PACKET AND HOVERSPEED DATED 1 JANUARY 2003